UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HNI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HNI CORPORATION

414 EAST THIRD STREET - P.O. BOX 1109

MUSCATINE, IA 52761-0071

563/264-7400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2005 Annual Meeting of Shareholders of HNI Corporation (the “Corporation”) will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Tuesday, May 3, 2005, beginning at 10:30 a.m. (local time), in order:

1.                         To elect four Directors, each for a term of three years or until their successors are elected and qualify;

2.                         To consider and act on the re-approval of the performance measures under the HNI Corporation Executive Bonus Plan;

3.                         To consider and act on the approval of the HNI Corporation Long-Term Performance Plan; and

4.                         To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record of the Corporation’s Common Stock, par value $1.00 per share, as of the close of business on March 4, 2005, are entitled to vote at the meeting.

You are encouraged to attend the meeting.  We want to keep you informed of the Corporation’s activities and progress.

By Order of the Board of Directors,

Jeffrey D. Lorenger

Vice President, General Counsel and Secretary

March 18, 2005

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

HNI Corporation

414 East Third Street

Muscatine, Iowa 52761

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2005

We are mailing this Proxy Statement, with the accompanying proxy card, to you on March 18, 2005 in connection with the solicitation of proxies by and on behalf of the Board of Directors of HNI Corporation (the “Corporation” or “HNI”) for the 2005 annual meeting of shareholders and any adjournment or postponement of that meeting (the “Meeting”).  The Meeting will be held on Tuesday, May 3, 2005 beginning at 10:30 a.m., local time, at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa.

INFORMATION ABOUT VOTING

Who can attend and vote at the Meeting?

Shareholders of record as of close of business on March 4, 2005 (the “Record Date”) are entitled to attend and vote at the Meeting.  Each share of the Corporation’s common stock, par value $1.00 per share (“Common Stock”), is entitled to one vote on all matters to be voted on at the Meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy.  The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock that you own and are entitled to vote at the Meeting.

What constitutes a quorum at the Meeting?

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock (“Outstanding Shares”) on the Record Date will constitute a quorum for purposes of the Meeting.  On the Record Date, there were 55,969,309 Outstanding Shares.  For purposes of determining whether a quorum exists, proxies received but marked “withhold” or “abstain” and so-called “broker non-votes” (described on following page) will be counted as present.

How do I vote by proxy?

If you properly fill in your proxy card and our transfer agent, Computershare Investor Services LLC, receives it in time to vote at the Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this Proxy Statement.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•                  “FOR” the election of the four nominees for Director named on page 5 of this Proxy Statement under “Proposal No. 1 - Election of Directors.”

•                  “FOR” the re-approval of the performance measures under the HNI Corporation Executive Bonus Plan (the “Bonus Plan”), as described on page 22 of this Proxy Statement under “Proposal No. 2 - Re-Approval of the Performance Measures Under the HNI Corporation Executive Bonus Plan.”

•                  “FOR” the approval of the HNI Corporation Long-Term Performance Plan (the “Performance Plan”), as described on page 24 of this Proxy Statement under “Proposal No. 3 - Approval of the HNI Corporation Long-Term Performance Plan.”

•                  In their discretion as to any other business which may properly come before the Meeting.

How do I vote if my shares of Common Stock are held through a broker, trustee or other nominee?

If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in “street name,” rather than held directly in your name, you will need to instruct your broker, trustee or other nominee concerning how to vote your shares.  Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Meeting.  Your broker, trustee or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

What discretion does my broker, trustee or other nominee have to vote my shares of Common Stock held in “street name”?

A broker, trustee or other nominee holding your shares of Common Stock in “street name” must vote those shares according to any specific instructions it receives from you.  If specific instructions are not received, your broker, trustee or other nominee generally may vote your shares in its discretion, depending on the type of proposal involved.  Under New York Stock Exchange (the “NYSE”) rules, there are certain proposals (“Non-Routine Proposals”) on which brokers may not vote without specific instructions from you.  If a Non-Routine Proposal comes to a vote at the Meeting, your shares will not be voted on that Non-Routine Proposal, giving rise to what is called a “broker non-vote.”  Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum.

Can I change my vote after I return my proxy card?

Yes.  You may change your vote at any time before your proxy is exercised.  To change your vote, you may:

•                            Deliver to our corporate secretary a written notice revoking your earlier vote; or

•                            Deliver to our transfer agent, if you are the shareholder of record, a properly completed and signed proxy card with a later date; or

•                            Deliver to your broker, trustee or other nominee, if your shares are held in “street name,” a properly completed and signed proxy card with a later date; or

•                            Vote in person at the Meeting.

Your attendance at the Meeting will not be determined to revoke a previously delivered proxy unless you clearly indicate at the Meeting you intend to revoke your proxy and vote in person.

How do I vote my shares in my retirement plan?

If you participate in the Corporation’s retirement plan, you will receive a proxy card that covers Common Stock allocated to your account.  Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received (the “undirected shares”) from plan participants.  The portion of the undirected shares to which your instructions will apply will be equal to the portion of the shares to which the trustee receives instructions represented by your shares.

How is the Corporation soliciting proxies?

We bear the cost of preparing, assembling and mailing the proxy material related to the solicitation of proxies by and on behalf of the Corporation’s Board of Directors for the Meeting.  In addition to the use of the mails, certain of our officers and members may, without additional compensation, solicit proxies in person, by telephone or through other means of communication.  Throughout this Proxy Statement we refer to our employees as our members.  We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and will reimburse those record holders for their reasonable expenses in transmitting this material.  We do not expect that specially engaged employees or paid solicitors will solicit proxies.  Although we might use such employees or solicitors if we deem them necessary, we have not made arrangements or contracts with any such employees or solicitors as of the date of this Proxy Statement.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Corporation or to third parties, except:  (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to the Corporation’s management.

Who will serve as inspector of elections?

The inspector of elections will be a representative of our transfer agent.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares in “street name.”  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

The Securities and Exchange Commission (the “SEC”) has adopted rules which allow us to deliver a single annual report or proxy statement to any household at which two or more shareholders reside, whom we believe to be members of the same family.  If you have not previously consented to participate in this program and wish to receive only one copy of future HNI Corporation Annual Reports or HNI Corporation Proxy Statements, please write to us at Computershare Investor Services, Attention:  Proxy Unit, P.O. Box 1878, Chicago, Illinois 60690-1878.  Your consent to receive only one copy of the annual report or proxy statement will remain in effect until we receive a written revocation notice from you.  We will continue to separately mail a proxy card for each registered shareholder account.

We provide our annual reports, notices to shareholders of the annual meetings and proxy statements over the Internet.  If you wish to give your consent to access such future documents over the Internet, please check the box in the CONSENT section on your proxy card.  You will be advised when these documents become available on the Internet.  Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements.  Even though you give your consent, you still have the right at any time to request copies of these documents.

Where can I find the voting results of the Meeting?

The Corporation intends to announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the Corporation’s fiscal year ending December 31, 2005 (“Fiscal 2005”).

VOTING SECURITIES

Beneficial Owners of Common Stock

Shareholders Owning 5% or More of Common Stock

On the Record Date, there were 55,969,309 Outstanding Shares.  On that date, to our knowledge, there were two shareholders who owned beneficially more than 5% of Common Stock.  The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these persons or entities.  Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Insurance Companies One State Farm Plaza Bloomington, Illinois 61701	Common Stock	7,366,400(1)	13.2%
Terrence L. and Loretta B. Mealy 301 East Second Street Muscatine, Iowa 52761	Common Stock	3,435,413(2)	6.1%

Notes

(1)                    Information is based on a Schedule 13G/A, dated January 5, 2005,  filed with the SEC by State Farm Insurance Companies for the period ended December 31, 2004.

(2)                    Information is based on a Schedule 13G/A, dated March 10, 2005, filed with the SEC by Terrence L. and Loretta B. Mealy for the period ended December 31, 2004.

Corporation’s Directors and Executive Officers

On the Record Date, each of the Director Nominees, Directors and executive officers of the Corporation named in the Summary Compensation Table on page 13 of this Proxy Statement, and all Directors and executive officers of the Corporation, as a group, beneficially owned the number of shares of Common Stock as set out below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Stan A. Askren	95,356	(1)(2)	*
Miguel M. Calado	855		*
Gary M. Christensen	9,460	(2)	*
Cheryl A. Francis	11,150		*
John A. Halbrook	1,077	(2)	*
Dennis J. Martin	7,730	(2)	*
Jack D. Michaels	651,421	(2)(3)	1.2%
Larry B. Porcellato	2,757	(2)	*
Joseph Scalzo	2,039	(2)	*
Abbie J. Smith	8,856	(2)	*
Richard H. Stanley	2,733,689	(4)(5)	4.9%
Brian E. Stern	12,467	(4)	*
Ronald V. Waters, III	3,843	(2)	*
David C. Burdakin	80,724	(6)	*
Bradley D. Determan	25,180	(6)	*
Jerald K. Dittmer	49,481	(6)	*
Eric K. Jungbluth	639		*
All Directors and Officers as a Group (27 persons)	3,760,643	(7)(8)	6.7%

*  Less than 1 percent.

Notes

(1)                    Includes 50,000 shares as of January 1, 2005 and an additional 13,000 shares as of February 14, 2005, that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof.

(2)                    Includes deferred fees and/or compensation in the form of deferred shares of Common Stock held on the books and records of the Corporation in the following amounts:  Mr. Askren - 2,470 shares; Mr. Christensen - 9,460 shares; Mr. Halbrook - 1,077 shares; Mr. Martin - 7,730 shares; Mr. Michaels - 69,429 shares; Mr. Porcellato - 757 shares; Mr. Scalzo - 2,039 shares; Dr. Smith - 8,856 shares; and Mr. Waters - 3,843 shares.

(3)                    Includes 385,000 shares as of January 1, 2005, that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof and 136,000 shares owned by Jachris L.L.C.  Mr. Michaels is co-manager of Jachris L.L.C. and, as such, shares voting and dispositive powers as to the shares it owns.  Mr. Michaels disclaims “beneficial ownership” of the 136,000 shares owned by Jachris L.L.C.

(4)                    Figures include shares held by or for the benefit of certain family members of Mr. Stanley, 185,472, and Mr. Stern, 3,392.  Each Director disclaims “beneficial ownership” of such respective shares.

(5)                    Shares shown for Mr. Stanley are as of March 9, 2005.  Includes 16,144 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust.  Also includes 1,698,104 shares owned by The Stanley Foundation and 607,500 shares owned by The Holthues Trust.  Mr. Stanley is Chairman, President and a director of The Stanley Foundation and President and a director of The Holthues Trust and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims “beneficial ownership.”

(6)                    Includes shares that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof as follows:  Mr. Burdakin, 50,000 shares as of January 1, 2005 and an additional 13,000 shares as of February 14, 2005; Mr. Dittmer, 33,250 shares as of January 1, 2005 and an additional 6,000 shares as of February 14, 2005; and Mr. Determan, 12,500 shares as of January 1, 2005 and an additional 4,000 shares as of February 14, 2005.

(7)                    Includes shares held by or for the benefit of certain family members of Mr. Michaels (136,000), Mr. Stanley (185,472) and Mr. Stern (3,392), as to which they disclaim “beneficial ownership.”

(8)                    Included in this number are 558,250 shares as of January 1, 2005 and an additional 60,000 shares as of February 14, 2005, that may be acquired by the exercise of stock options by executive officers as of the Record Date or within 60 days thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Directors and executive officers of the Corporation, and certain persons who own more than 10% of Common Stock, are required to report their ownership of Common Stock and changes in that ownership to the SEC and the NYSE.  Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates during the Corporation’s fiscal year ended January 1, 2005 (“Fiscal 2004”).

Based solely on our review of copies of the reports we have received, or written representations from certain reporting persons, we believe that during Fiscal 2004 all of these reporting requirements were timely satisfied by our Directors, executive officers and 10% shareholders.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Corporation’s By-laws provide for thirteen Directors.  The Board of Directors currently consists of thirteen members.  Eleven of the current thirteen Directors are independent Directors.  Mr. Michaels does not meet independence standards because he served as Chairman, President and Chief Executive Officer of the Corporation and has been a member of the Corporation within the last three years.  Mr. Askren, Chairman, President and Chief Executive Officer, is the only Director currently employed by the Corporation.

Nominees for Election

The Board of Directors is nominating Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern for election at the Meeting (collectively, the “Nominees”).  The Nominees elected as Directors at the Meeting will hold office for a term of three years or until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

Ms. Francis and Mr. Stern were most recently elected as Directors at the 2002 annual meeting of shareholders.  Messrs. Calado and Porcellato were appointed as Directors in Fiscal 2004 by the Board of Directors to fill two additional Board seats created in 2004.  The biographical information about each of these Directors follows.

Miguel M. Calado, age 49, has been a Director of the Corporation since 2004.  Mr. Calado has been the Executive Vice President and President, International of Dean Foods Company, a processor and distributor of dairy, soy and specialty foods, since 1998.

Cheryl A. Francis, age 51, has been a Director of the Corporation since 1999.  Ms. Francis has been an independent business and financial advisor since 2000 and the Vice Chairman of the Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since 2002.  Previously, from 1995 to 2000, she was the Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Company, a provider of printing and related services to the merchandising, magazine, book, directory and financial markets.  Ms. Francis is a director of Hewitt Associates, Inc. and Morningstar, Inc.

Larry B. Porcellato, age 46, has been a Director of the Corporation since 2004.  Mr. Porcellato has been the Chief Executive Officer of ICI Paints North America, a manufacturer and distributor of decorative coatings and a subsidiary of Imperial Chemical Industries PLC, since 2002.  Previously, he was the Executive Vice President of ICI Paints Stores Division from 2000 to 2002.

Brian E. Stern, age 57, has been a Director of the Corporation since 1998.  Mr. Stern has been the Senior Vice President, Xerox, Fuji Xerox Operations of Xerox Corporation, a developer, marketer, manufacturer, financier and servicer of document processing products and services, since 2004.  Previously, from 2001 to 2004, he was the President, Xerox Supplies Business Group of Xerox Corporation and, from 1999 to 2001, was the President, Xerox Technology Enterprises of Xerox Corporation.

We have no reason to believe that any of the Nominees listed above will be unavailable to serve if elected.  However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board of Directors.  Any vacancies not filled at the Meeting may be filled by the Board of Directors.

Incumbent Directors

Messrs. Askren, Christensen, Scalzo and Waters are in a class of Directors whose term will expire at the Corporation’s 2006 annual meeting of shareholders.  The following is the biographical information about each of these Directors.

Stan A. Askren, age 44, has been a Director of the Corporation since 2003.  Mr. Askren has also been the Chairman and Chief Executive Officer of the Corporation since 2004 and the President of the Corporation since 2003.  Prior to that, he was the Executive Vice President of the Corporation from 2001 to 2003 and the President of Allsteel Inc. from 1999 to 2003.

Gary M. Christensen, age 61, has been a Director of the Corporation since 2000.  Mr. Christensen has been active with Wind Point Partners in private equity investment since 2002.  Previously, from 1996 to 2002, he was the President and Chief Executive Officer of Pella Corporation, a marketer and manufacturer of windows and doors.  Mr. Christensen is a director of United Services Inc.

Joseph Scalzo, age 46, has been a Director of the Corporation since 2003.  Mr. Scalzo has been the Group President, Personal Care and Global Value Chain of The Gillette Company, a marketer and manufacturer of personal care and use products, since 2004.  Previously, from 2001 to 2004, he served as a Vice President and as President, Global Personal Care Products at The Gillette Company.  Prior to that, he served numerous roles at The Coca-Cola Company, a marketer and manufacturer of non-alcoholic beverages, from 1997 to 2001.  Mr. Scalzo was the Vice President, Core Brands Development, from 2000 to 2001 and was the Senior Vice President and Chief Marketing Officer and Vice President and Managing Director, U.S. Refrigerated Products, Minute Maid Division, from 1997 to 2000.

Ronald V. Waters, III, age 52, has been a Director of the Corporation since 2002.  Mr. Waters has been the Chief Operating Officer of Wm. Wrigley Jr. Company, a leader in the confectionery industry and the world’s largest manufacturer and marketer of gum, since 2004.  Previously, from 1999 to 2004, he was the Senior Vice President and Chief Financial Officer of Wm. Wrigley Jr. Company.

Messrs. Halbrook and Martin and Dr. Smith are in a class of Directors whose term will expire at the Corporation’s 2007 annual meeting of shareholders.  The following is the biographical information about each of these Directors.

John A. Halbrook, age 59, has been a Director of the Corporation since 2004.  Mr. Halbrook has been the Chairman and Chief Executive Officer of Woodward Governor Company, a designer, manufacturer, marketer and service provider of energy control solutions for aircraft engines, industrial engines and turbines, power generation and process automation equipment, since 1995.  Mr. Halbrook is a director of Amcore Financial Inc.

Dennis J. Martin, age 54, has been a Director of the Corporation since 2000.  Mr. Martin has been the Chairman, President and Chief Executive Officer of General Binding Corporation, a manufacturer and marketer of binding and laminating office equipment, since 2001.  Prior to that, from 1996 to 2001, he was the Executive Vice President of Illinois Tools Works, Inc., a developer and marketer of highly engineered products and systems.  He was also the President, The Miller Group, from 1994 to 2001 and the President, ITW Hobart Brothers, from 1996 to 2001, both divisions of Illinois Tool Works, Inc.  Mr. Martin is also a director of A.O. Smith Corporation.

Abbie J. Smith, age 51, has been a Director of the Corporation since 2000.  Dr. Smith has been a Chaired Professor of the University of Chicago’s Graduate School of Business, a national leader in higher education and research, since 1999.  Dr. Smith is a director of DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and Ryder System, Inc.

Departing Directors

Mr. Michaels has notified the Corporation he will be resigning from his position as Director effective as of May 4, 2005.

Jack D. Michaels, age 67, has been a Director of the Corporation since 1990.  Mr. Michaels has been the Chairman, President and Chief Executive Officer of Snap-On Incorporated, a global developer, manufacturer and marketer of tool and equipment solutions for professional tool users, since 2004.  He has also been the Chairman from 1996 to 2004; Chief Executive Officer from 1991 to 2004; and President from 1990 to 2003 of the Corporation.  Mr. Michaels is a director of IPSCO Inc.

Mr. Stanley’s term will expire at the Meeting.  He is not standing for re-election.

Richard H. Stanley, age 72, has been a Director of the Corporation since 1964.  Mr. Stanley has been the Vice Chairman of the Board of Directors since 1979.  He has also been the Chair of SC Companies, Inc., a private holding company with subsidiaries offering engineering, environmental and design-build services, since 1986.  Mr. Stanley has been the Chairman of Stanley Consultants, Inc., international consultants, engineering, architecture, planning and management, since 1984.

Required Vote

Approval of the election of the above Nominees as Directors requires the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote at the Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.  PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Independence

For purposes of determining director independence, the Corporation has adopted the following standards, which reflect exactly the NYSE director independence standards as currently in effect and as they may be changed from time to time.  No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Corporation or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation or any of its subsidiaries).  In addition, a director is not independent if:  (i) the director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer, of the Corporation; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) (A) the director or an immediate family member is a current partner of a firm that is the Corporation's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation's audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executive officers at the same time serves or served on that its compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

Under the NYSE rules and the Corporation's corporate governance guidelines, at least three-fourths of its directors must meet the independence standards.  The Board has determined that each of the current non-management Directors and each of the non-management Directors standing for election, including Gary M. Christensen, Joseph Scalzo, Ronald V. Waters, III, John A. Halbrook, Dennis J. Martin and Abbie J. Smith (each of whom are current members of the Board), Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern (each of whom are standing for election) and the current members of the Audit Committee, the Human Resources and Compensation Committee and the Public Policy and Corporate Governance Committee, has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent within the aforementioned standards.

Mr. Askren does not meet the aforementioned independence standards because he is the Chairman, President and Chief Executive Officer of the Corporation and is a member of the Corporation.  Mr. Michaels does not meet the aforementioned independence standards because he served as the Chairman, President and Chief Executive Officer of the Corporation and has been a member of the Corporation within the last three years.

Board Committees

The Board of Directors has three standing committees, the Audit Committee, Human Resources and Compensation Committee and Public Policy and Corporate Governance Committee.  The Public Policy and Corporate Governance Committee fulfills the role of a nominating committee.  Each committee operates under a written charter, which has been approved by the Board of Directors.  The Board of Directors reviews each committee charter at least annually.  The committees’ charters can be found on the Corporation’s website at www.hnicorp.com under “Corporate Governance - Committee Charters.”  Each Director attended 100 percent of all committee meetings held during Fiscal 2004.

Audit Committee.  The Audit Committee consists of four independent directors:  Ronald V. Waters, III, Chair, Miguel M. Calado, Dennis J. Martin and Abbie J. Smith.  The Board of Directors has determined that each Audit Committee member is “independent” as independence for audit committee members is defined by the NYSE’s listing standards and in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.  The Board of Directors has also determined that each of the Audit Committee members is an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended.  No Audit Committee member serves simultaneously on audit committees of more than three public companies.  The Audit Committee met eight times during Fiscal 2004.  The Audit Committee appoints the Corporation’s independent registered public accountant and reviews the independent registered public accountant’s performance, independence, fees and audit plans.  The Audit Committee also reviews the annual and quarterly financial statements; the independent registered public accountant’s management letter with both the independent registered public accountant and management; internal audit staffing, budget, plans and reports; nonaudit services provided by the independent registered public accountant; the Corporation’s insurance coverage and any other financial matters as directed by the Board of Directors.

Human Resources and Compensation Committee.  The Human Resources and Compensation Committee (“Compensation Committee”) is comprised of Gary M. Christensen, Chair, John A. Halbrook, Larry B. Porcellato and Richard H. Stanley.  Each member of the Compensation Committee is an independent director as that term is defined by the NYSE’s listing standards.

The Compensation Committee met seven times during Fiscal 2004.  The Compensation Committee reviews executive compensation, executive succession planning, benefit programs for all members, management’s recommendations on election of officers, human resources development and oversees the evaluation of the Chief Executive Officer by the Board of Directors.

Public Policy and Corporate Governance Committee.  The Public Policy and Corporate Governance Committee (“Governance Committee”) consists of Brian E. Stern, Chair, Cheryl A. Francis and Joseph Scalzo, who are each deemed to be an independent director as that term is defined by the NYSE’s listing standards.  The Governance Committee met five times during Fiscal 2004.  The Governance Committee identifies individuals qualified to serve as Directors of the Corporation consistent with criteria approved by the Board of Directors; recommends Director nominees to the Board of Directors for the next annual meeting of shareholders; develops and recommends to the Board of Directors corporate governance principles applicable to the Corporation and oversees the evaluation of the Board and the Corporation by the Directors.

Director Nominations

The Board of Directors has adopted guidelines for identifying and evaluating candidates for Director.  Under those guidelines, the Governance Committee takes into account a number of factors when identifying potential nominees, including:  possession of the desired skills, experience and abilities identified by the Governance Committee; ability to communicate ideas and contribute to Board of Directors deliberations; independence from management; diversity; judgment, skill, integrity and reputation; existing commitments to other businesses; potential conflicts of interest with other pursuits and legal restraints.  Potential candidates are screened by the Governance Committee, and the Governance Committee recommends candidates to the Board of Directors for nomination.

The Governance Committee will consider candidates for Director suggested by shareholders by applying the criteria for candidates described above and considering the following additional information.  Shareholders wishing to suggest a candidate for Director should write to our Corporate Secretary before October 1, 2005, and include:  a statement that the writer is a shareholder and is proposing a candidate for Director; the name of and contact information for the candidate; a statement of the candidate’s business and educational experience; information about each of the factors listed above, except for the size and composition of the existing Board of Directors, sufficient to enable the Governance Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Corporation; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; and a statement that the candidate is willing to be considered and will serve as a Director if nominated and elected.

The Corporation does not have any minimum qualifications for Director nominees.  However, the Board of Directors believes that it should be comprised of Directors with varied and complimentary backgrounds.  Directors should also possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation.

Potential nominees with the desired skills, experience and abilities are identified by the Governance Committee.  The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, other Directors or others associated with the Corporation or with the help of executive search firms (which receive a fee for their services).

Board Meetings

The Board of Directors held four regular meetings and one special meeting during Fiscal 2004.  All of the Directors attended 100% of the meetings of the Board of Directors.

In accordance with the NYSE’s listing standards regarding corporate governance, the Corporation’s non-management Directors meet at regularly scheduled executive sessions without management present.  Mr. Stanley, Vice Chairman, presides at these executive sessions.

Shareholder Communications with the Board of Directors

Shareholders and interested parties may communicate with the Vice Chairman, the Chair of the Governance Committee, and the Vice President, General Counsel and Secretary, or with our non-management Directors as a group, by sending an email to

“Boardofdirectors@hnicorp.com” or by writing to Vice Chairman, Chair of the Governance Committee, Vice President, General Counsel and Secretary or Non-Management Directors at HNI Corporation, 414 East Third Street, P.O. Box 1109, Muscatine, Iowa 52761, Attention:  Corporate Secretary.  All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to the Directors.  Any communications that are not in the nature of advertising or promotions of a product or service will be promptly forwarded.

Director Attendance at the Annual Meeting of Shareholders

All Directors are encouraged to attend the annual meeting of shareholders when possible.  Directors may attend either in person or by telephone.  Last year each of the Directors attended the 2004 annual meeting of shareholders in person.

Director Compensation

The Corporation’s independent Directors generally receive annual retainers and attendance fees.  In addition, each independent Director is eligible to receive awards of stock options to purchase Common Stock, restricted stock or Common Stock grants, or any combination thereof, in such amounts as the Board of Directors may authorize under the Amended and Restated 1997 Equity Plan for Non-Employee Directors of HNI Corporation (the “Director Plan”).  For purposes of determining Director compensation, an independent Director is anyone who is not a member of the Corporation.  Directors who are members of the Corporation do not receive additional compensation for service on the Board of Directors.

Each independent Director receives an annual retainer of $30,000.  Generally, independent Directors are required to receive one-half of their annual retainer in the form of shares of Common Stock to be issued under the Director Plan or, to the extent the Director participates in the Directors Deferred Compensation Plan (the “Directors Deferred Plan”), in the form of shares to be credited to the Director’s Share Sub-Account under the Directors Deferred Plan.  This requirement does not, however, apply to any Director owning Common Stock with a market value of five times the annual retainer, or more.

Each independent Director who serves as the Chair of a Board committee also receives an additional annual retainer for their services.  The Audit Committee Chair receives an annual retainer of $7,500.  The Chairs of each of the Compensation Committee and the Governance Committee receive an annual retainer of $4,000.

Each independent Director receives the following attendance fees:  $1,500 for each regular or special Board of Directors meeting, $1,500 for each special committee meeting (not held in conjunction with a regularly scheduled Board of Directors meeting), and $1,000 for each regular meeting of a committee of which the Director is a member.  Independent Directors also receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis.  Each independent Director receives a $750 fee for each special Board of Directors or committee meeting held by telephone conference.  Independent Directors are also compensated for any meeting they attend at the request of the Chairman of the Board as follows:  (1) meetings requiring less than two hours of the Director’s time - $750; and (2) meetings requiring more than two hours of the Director’s time - $1,500.  Directors are also reimbursed for travel and related expenses incurred to attend meetings.

In addition to acquiring Common Stock as partial payment of their annual retainer, independent Directors can also acquire Common Stock in several other ways.  Under the Director Plan, Directors may elect to receive up to 100% of their retainers and other fees in the form of shares of Common Stock.  Under the Directors Deferred Plan, each Director is provided with the opportunity to defer cash compensation earned as a Director, including retainer and other fees, in accordance with the provisions of the Directors Deferred Plan.  Deferred compensation may be deferred in cash or in the form of shares of Common Stock (determined by dividing the amount of the compensation deferred by the fair market value per share of Common Stock on the date such compensation would have otherwise been paid).  In addition, each independent Director is eligible to receive awards of stock options to purchase Common Stock, restricted stock or Common Stock grants, or any combination thereof, in such amounts as the Board of Directors may authorize under the Director Plan.  In May 2004, each independent Director serving on the Board of Directors as of May 3, 2004, was issued 900 shares of Common Stock of the Corporation under the Director Plan.  All shares of Common Stock issued in lieu of cash retainer amounts or other Director fees have heretofore been issued pursuant to the Corporation’s 1995 Stock-Based Compensation Plan, as amended and restated on November 10, 2000 (the “Restated Stock-Based Compensation Plan”) or the Director Plan.

Audit Committee Report

The Board of Directors has adopted a written charter for the Audit Committee.  The charter is attached to this Proxy Statement as Exhibit A.  The charter is also available on the Corporation’s website www.hnicorp.com, at “Corporate Governance—Committee Charters.”  The primary functions of the Audit Committee are set forth in its charter and on page 8 of this Proxy Statement under “Board Committees.”

All members of the Audit Committee are independent as defined in Sections 303.01, 303.02 and 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Management has represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accountant.  Management has also represented that it has assessed the effectiveness of the Corporation’s internal control over financial reporting as of January 1, 2005, and has determined that, as of that date, the Corporation maintained effective internal control over financial reporting.  The Audit Committee has reviewed and discussed with management and the Corporation’s independent registered public accountant this assessment of internal control over financial reporting.  The Audit Committee has also discussed with the Corporation’s independent registered public accountant its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the Corporation’s independent registered public accountant in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board, including, but not limited to, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received and reviewed the written disclosures and the letter from the Corporation’s independent registered public accountant required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with the Corporation’s independent registered public accountant its independence.  The Audit Committee also reviewed the Corporation’s Disclosure Control Process and considered whether the statutory audit of the Corporation’s captive insurance subsidiary is compatible with maintaining the independence of the Corporation’s independent registered public accountant.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended January 1, 2005, for filing with the SEC.

AUDIT COMMITTEE

Ronald V. Waters, III, Chair

Miguel M. Calado

Dennis J. Martin

Abbie J. Smith

Independent Registered Public Accountant

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Corporation’s independent registered public accountant for Fiscal 2005.  PricewaterhouseCoopers LLP also served as the Corporation’s independent registered public accountant for Fiscal 2004.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Incurred for PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees billed to the Corporation for the audit and other services provided by PricewaterhouseCoopers LLP for Fiscal 2004 and the fiscal year ended January 3, 2004 (“Fiscal 2003”).

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$1,158,600	$638,600
Audit-Related Fees(2)	14,900	$47,700
Tax Fees	—	—
All Other Fees	—	—
Total	$1,173,500	$686,300

(1)                    Audit fees represent fees for professional services provided in connection with the audit of the financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)                    Audit-related fees consisted primarily of accounting consultations.

Pre-Approval of Fees

The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Corporation’s independent registered public accountant and associated fees.  The Chair must report any decisions to pre-approve such audit-related or non-audit related services and fees to the Audit Committee at its next regular meeting.  The delegated approvals are within the 5% de minimis exception and were recognized at the time of engagement as non-audit services.

Certain Relationships and Related Transactions

On March 8, 2005, the Corporation entered into separate stock purchase agreements with The Stanley Foundation and The Holthues Trust.  Pursuant to the terms of the stock purchase agreements, the Corporation agreed to purchase 75,000 shares of Common Stock from The Stanley Foundation and 25,000 shares of Common Stock from The Holthues Trust.  Each stock purchase agreement provided for a purchase price of $43.53 per share of Common Stock, which, in each case, was equal to the average of the high and low price per share for the Common Stock as reported by the NYSE on March 8, 2005.  On March 9, 2005, the Corporation paid to The Stanley Foundation and The Holthues Trust the purchase price for the shares of Common Stock.  Mr. Stanley is a Director of the Corporation, is Chairman, President and a director of The Stanley Foundation and President and a director of The Holthues Trust and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims “beneficial ownership.”  The Corporation intends for the purchase of these shares pursuant to the stock purchase agreements to be part of the stock repurchase program authorized by the Board of Directors.

CODE OF BUSINESS CONDUCT AND ETHICS

In November 2003, the Corporation updated its Code of Business Conduct and Ethics (the “Ethics Code”) as part of its corporate compliance program.  The Ethics Code applies to all Directors and members, including the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Ethics Code is available on the Corporation’s website at www.hnicorp.com, at “Corporate Governance—Code of Conduct.”  Any amendments to, or waivers from, the Ethics Code will be posted on our website.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Corporation’s Chief Executive Officers and the other four most highly compensated executive officers of the Corporation (determined by reference to Fiscal 2004) for the last three fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Vested Benefits
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underly- ing Options/ SARs (#)	LTP Vested ($)	All Other Compen- sation(3) ($)
Jack D. Michaels	2004	697,436	726,650	—	—	150,000	245,744	365,261
Former Chairman and	2003	791,667	852,628	—	—	150,000	—	264,002
Chief Executive Officer(4)	2002	744,583	1,005,256	—	—	85,000	—	164,269
HNI Corporation

Stan A. Askren	2004	533,790	682,331	—	—	50,000	101,980	129,234
Chairman, President and	2003	394,771	368,395	—	—	43,000	—	67,048
Chief Executive Officer(5)	2002	254,347	244,888	—	—	20,000	—	19,686
HNI Corporation

David C. Burdakin	2004	329,904	259,473	—	—	14,000	79,000	107,039
Executive Vice President	2003	328,421	334,657	—	—	25,000	—	84,927
HNI Corporation	2002	254,347	331,918	—	—	20,000	—	52,101
President, The HON Company

Eric K. Jungbluth	2004	254,616	236,148	14,355	—	7,000	—	53,676
President, Allsteel Inc.	2003	227,404	—	91,160	—	16,000	—	50,000
	2002	—	—	—	—	—	—	—

Jerald K. Dittmer	2004	253,205	217,118	—	—	9,000	96,678	65,265
Vice President and	2003	246,833	205,753	—	—	15,000	—	60,681
Chief Financial Officer	2002	229,250	241,062	—	—	12,000	—	33,760
HNI Corporation

Bradley D. Determan	2004	250,615	197,640	—	—	8,000	72,000	62,852
President, Hearth & Home	2003	223,384	226,496	—	—	18,000	—	42,425
Technologies Inc.	2002	203,922	162,411	—	—	7,500	—	37,241

Notes

(1)                    These figures and others on this Table include amounts deferred, if any, in respect of Fiscal 2004, Fiscal 2003 and the fiscal year ended December 28, 2002 (“Fiscal 2002”) compensation but do not include any interest that may have accrued on any deferred compensation under the Corporation’s Executive Deferred Compensation Plan (the “Executive Deferral Plan”).  The Executive Deferral Plan permits a participant to elect to defer any combination of salary, bonus, cash profit-sharing, ERISA supplemental retirement, long-term performance, LTIP income, vested stock options or other stock grants under the Restated Stock-Based Compensation Plan.  The deferrals under the Executive Deferral Plan may be made into a cash account or a Common Stock account.  The Executive Deferral Plan provides for interest to be paid on any amounts deferred to the cash account at an annual rate, compounded monthly, equal to 1% above the prime rate of The Northern Trust Company, Chicago, Illinois, effective as of the first business day of the year.

(2)                    The figures for bonuses reflect the awards of executive bonuses for the relevant fiscal years under the Bonus Plan.  The executive bonuses are payable in February following the fiscal year for which they are earned, subject to a participant’s continued employment with the Corporation at the time of payment.  The figures in this column also include cash profit-sharing payments.  In Fiscal 2004, Fiscal 2003 and Fiscal 2002, the Corporation made the following payments under the Corporation’s Cash Profit-Sharing Plan:  Mr. Michaels - $12,188; $12,628; $11,506; Mr. Askren - $12,188; $11,395; $2,893; Mr. Burdakin - $12,089; $12,826; $12,573; Mr. Jungbluth - $5,995; $-0-; $-0-; Mr. Dittmer - $12,188; $12,628; $11,506; and Mr. Determan - $9,936; $8,696; $8,848.  Members are generally able to participate in the Corporation’s Cash Profit Sharing Plan after completing one year of service.  Cash profit-sharing is earned on a non-fiscal year cycle.

(3)                    Included are corporate contributions to the HNI Corporation Profit-Sharing Retirement Plan, as well as the dollar value of Corporation-paid life insurance under the HNI Corporation Group Term Life Insurance Plan, all of which are generally applicable to all members.  Above market interest (interest in excess of 120% of the long-term federal rate at the beginning of the plan year) payable on deferred income is also included.  The amounts paid under the HNI Corporation Profit-Sharing Retirement Plan for Fiscal 2004, Fiscal 2003 and Fiscal 2002 were as follows:  Mr. Michaels - $19,833; $19,774; $18,923; Mr. Askren - $19,833; $19,774; $11,348; Mr. Burdakin - $19,834; $19,791; $19,786; Mr. Jungbluth - $14,550; $-0-; $-0-; and Mr. Dittmer - $19,833; $19,774; $18,923.  The amounts paid under the Hearth & Home Technologies Inc. Retirement Plan for Fiscal 2004, Fiscal 2003 and Fiscal 2002 were as follows:  Mr. Determan - $19,789; $19,791; $17,940.  The dollar value of Corporation-paid life insurance under the HNI Corporation Group Term Life Insurance Plan in Fiscal 2004, Fiscal 2003 and Fiscal 2002 were as follows:  Mr. Michaels - $1,440; $1,651; $1,651; Mr. Askren - $118; $123; $120; Mr. Burdakin - $209; $209; $199; Mr. Jungbluth - $-0-; $-0-; $-0-; Mr. Dittmer - $-0-; $-0-; $-0-; and Mr. Determan - $-0-; $-0-; $-0-.  This column also includes amounts equal to the value of Common Stock paid in respect of Fiscal 2004, Fiscal 2003 and Fiscal 2002 under the Corporation’s ERISA Supplemental Retirement Plan (the “ESRP”), as follows:  Mr. Michaels - $266,620; $242,577; $143,695; Mr. Askren - $109,283; $47,151; $8,218; Mr. Burdakin - $86,996; $64,927; $32,116; Mr. Jungbluth - $14,126; $-0-; $-0-; Mr. Dittmer - $45,432; $40,907; $14,837; and Mr. Determan - $43,063; $22,634; $19,301.  Under the ESRP, certain executives receive certain benefits in the form of Common Stock equal in value to benefits they would have received under certain Corporation ERISA plans and the Corporation’s Cash Profit-Sharing Plan but for a $205,000 earnings cap for Fiscal 2004.  The number of shares of Common Stock to be paid is determined by dividing the value of such benefits by the average of the closing prices of a share of Common Stock for each trading day of the last calendar quarter of the most recent calendar year immediately preceding the date of payment, with cash payable in lieu of any fractional share.  The amount included in this column as compensation under the ESRP is equal to the closing price of the shares on the date they are issued.  The shares for Fiscal 2004 were issued as of February 25, 2005.  Common Stock is issued under the Restated Stock-Based Compensation Plan and may not be transferred while the recipient remains employed by the Corporation.  Included for Mr. Michaels is $77,368 in non-cash compensation paid in Fiscal 2004 in recognition of his retirement from the position of Chief Executive Officer.  This column also includes for Mr. Jungbluth a payment to facilitate the transition from a previous employer of $75,000, $25,000 of which was paid in Fiscal 2004 and $50,000 of which was paid in Fiscal 2003.

(4)                    Mr. Michaels left the position as Chief Executive Officer effective as of May 4, 2004, as part of a long-standing management succession plan, and retired from the position of Chairman effective as of November 12, 2004.

(5)                    Mr. Askren was elected to the position of Chief Executive Officer effective as of May 4, 2004, and to the position of Chairman effective as of November 12, 2004.

Stock Options

The following table contains information concerning the grant of stock options under the Restated Stock-Based Compensation Plan to the Named Executive Officers during the year ended January 1, 2005.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Option/SARs Granted(1)(#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date

					At Assumed Annual Rates
					of Stock Price Appreciation
					For Option Term(3)
					5% ($)	10% ($)
Jack D. Michaels	150,000	44.1%	$39.72	February 11, 2014	$3,746,954	$9,495,518
Stan A. Askren	25,000	7.3%	$39.72	February 11, 2014	$624,492	$1,582,586
	25,000	7.3%	$37.57	May 4, 2014	$590,689	$1,496,923
David C. Burdakin	14,000	4.2%	$39.72	February 11, 2014	$349,716	$886,248
Eric K. Jungbluth	7,000	2.1%	$39.72	February 11, 2014	$174,858	$443,124
Jerald K. Dittmer	9,000	2.7%	$39.72	February 11, 2014	$224,817	$569,731
Bradley D. Determan	8,000	2.4%	$39.72	February 11, 2014	$199,838	$506,428

Notes

(1)                    The stock options were granted pursuant to the Restated Stock-Based Compensation Plan, which was approved by the shareholders.  All stock options granted under the Restated Stock-Based Compensation Plan in Fiscal 2004 are non-qualified stock options.  No stock appreciation rights (“SARs”) were granted under the Restated Stock-Based Compensation Plan in Fiscal 2004.  In Fiscal 2004, 31 key executives received stock option grants.

(2)                    The average of the high and low transaction prices of a share of Common Stock on February 11, 2004, the date of grant, was $39.72 per share.  The average of the high and low transaction prices of a share of Common Stock on May 4, 2004, the date of grant, was $37.57 per share.  The exercise price may be paid (a) in cash, or (b) in shares of Common Stock valued at fair market value on the date of delivery, or (c) by authorizing the Corporation to withhold shares of Common Stock which would otherwise be delivered upon exercise of the stock option, having a fair market value equal to the purchase price payable by reason of the exercise, or (d) in cash by a broker-dealer acceptable to the Corporation to whom the optionee has submitted an irrevocable notice of exercise, or (e) by a combination of (a), (b), (c) or (d).  The stock options become exercisable at the end of four years after the grant date. Upon a Change in Control (as defined in the Restated Stock-Based Compensation Plan), all stock options then outstanding become immediately exercisable in full and remain exercisable for the remaining term of the stock option.  Those participants who terminate employment due to disability may exercise stock options, which shall become fully vested as of the date of disability, until the earlier of the expiration date of the stock option or the second anniversary of the date of disability.  The representative of participants whose employment is terminated due to death may exercise stock options, which shall become fully vested as of the date of death, until the earlier of the expiration date of the stock option or the second anniversary of the date of death.  Those participants, who terminate employment due to retirement may exercise stock options, which shall become fully vested as of the date of retirement, until the earlier of the expiration of the stock option, or, the third anniversary of the date of retirement.  In Mr. Michaels’ case, there are 25,000 stock options that did not vest upon his retirement but will vest and become exercisable the earlier of January 1, 2008, or the Common Stock achieving a closing price of $50.00 per share or greater.  Those participants who terminate employment for any other reason (except termination “for cause” in which case no additional exercise period is provided) may exercise stock options which are vested as the date of termination until the earlier of the expiration of the stock option or the end of the 30th day following the date of termination.  Except as set forth above, all stock options terminate upon termination of employment.

(3)                    Calculated on option terms of ten years beginning February 11, 2004 through February 11, 2014 and May 4, 2004 through May 4, 2014, with annual compounding.  The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation of Common Stock.  The Corporation did not use an alternative formula for a grant date valuation, as the Corporation is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options and the unexercised stock options held as of January 1, 2005.  One of the Named Executive Officers exercised stock options during Fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

	Exercised Options/SARs At Fiscal Year-End		Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End(1) (#)			Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End(2) ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable		Exercisable	Unexercisable
Jack D. Michaels	300,000	$5,566,891	385,000	25,000	(3)	$4,552,800	$409,000
Stan A. Askren	—	—	50,000	126,000		$1,074,540	$1,563,230
David C. Burdakin	—	—	50,000	72,000		$1,020,500	$1,079,460
Eric K. Jungbluth	—	—	—	23,000		—	$302,190
Jerald K. Dittmer	—	—	33,250	42,000		$667,185	$614,160
Bradley D. Determan	—	—	12,500	37,500		$257,650	$474,200

Notes

(1)

The number of unexercised stock options consists of non-qualified stock options granted under the Restated Stock-Based Compensation Plan. No SARs were issued or outstanding as of January 1, 2005 under the Restated Stock-Based Compensation Plan.

(2)	Determined by multiplying the number of securities times the difference of the closing price of Common Stock on December 31, 2004 and the exercise prices of the stock options.

(3)	Stock options will vest the earlier of January 1, 2008, or the Common Stock achieving a closing price of $50.00 per share or greater.

Long-Term Performance Plan

In Fiscal 2004, the Compensation Committee established target awards under the Performance Plan for the 2004-2006 performance period and the related performance measures to be applied in determining awards to be paid under the Performance Plan for the 2004-2006 performance period.  The target awards established in Fiscal 2004 under the Performance Plan are designed to focus executives on the achievement of cumulative economic profit goals for this three-year period.  This focus is created by requiring minimum standards for compound average annual increases in earnings and minimum average returns on capital for segments of the Corporation’s business during the three-year performance period before a benefit is paid to executives within each segment.

Target awards are made at the beginning of each performance period.  The value of each target award is determined by the Compensation Committee based on compensation level, position in the Corporation, ability to influence the Corporation’s performance and industry survey data provided by national compensation consulting firms.  The actual value of an award earned by an executive at the end of the performance period is based upon performance measures relating to the actual financial results during the performance period compared to the standards set for the applicable business.  The award earned can range from 0% to 200% of the initial target award.  Awards, if any, under the Performance Plan are paid shortly after the end of the performance period and are paid one-half in cash and one-half in Common Stock.

The table below sets forth information with respect to target awards established in Fiscal 2004 pursuant to the Performance Plan for the Named Executive Officers.

Long-Term Incentive Plans – Awards In Last Fiscal Year

Name	Number of Shares, Units or Other Rights ($)	Performance or Other Period Until Maturation or Payout (1)
			Estimated Future Payouts Under Non-Stock, Price-Based Plans
			Threshold ($)	Target ($)	Maximum ($)
Jack D. Michaels	$400,000	2004-2006	$-0-	$400,000	$800,000
Stan A. Askren	280,000	2004-2006	-0-	280,000	560,000
David C. Burdakin	243,800	2004-2006	-0-	243,800	487,600
Eric K. Jungbluth	93,800	2004-2006	-0-	93,800	187,600
Jerald K. Dittmer	156,300	2004-2006	-0-	156,300	312,600
Bradley D. Determan	120,000	2004-2006	-0-	120,000	240,000

Notes

(1)                    The plan provides for adjustments in vesting and benefit payout in the events of death, disability, retirement, transfer or change in responsibilities, change of control or sale of the business unit.

Change in Control Employment Agreements

The Corporation has entered into change in control employment agreements with select corporate officers and certain other key members, including each of the Named Executive Officers.  Under these agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20% or more of Common Stock, or more than one-third of the Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors, or upon the occurrence of certain business combinations involving the Corporation.  Upon a change in control, a two-year employment contract between the Corporation and each such executive becomes effective, and all his or her benefits become vested under the Corporation’s compensation plans.  In addition, the executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs:  (i) employment is terminated by the Corporation for any reason other than cause or disability of the executive, or (ii) employment is terminated by the executive for good reason, as such terms are defined in the agreement.  In such circumstances, the executive is entitled to receive his or her annual salary through the date of termination, a bonus equal to the average of the executive’s annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs, and a severance payment equal to two times the sum of (i) the executive’s annual base salary and (ii) the average of the executive’s annual bonuses for the prior two years.  The executive will also be entitled to a continuation of certain employee benefits for two years, or longer if comparable benefits are not otherwise available to the executive.  The executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her employment agreement.  The agreement is automatically renewed, on an annual basis, for a period of two years.  The Board of Directors may terminate the agreement if, two years after the occurrence of a change in control, the Board of Directors determines that the executive is no longer a key executive.

Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report included on page 11 of this Proxy Statement and the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of the Corporation on Executive Compensation shall not be incorporated by reference into any such filings.

Performance Graph

Comparison of Five-Year Cumulative Total Return Among

S & P 500 Index, Office Furniture Industry Group, and the Corporation

*                           The Office Furniture Industry Group is a composite peer index constructed by the Corporation and weighted by market capitalization that includes the following companies, but from which the Corporation has been excluded:  Herman Miller, Inc.; Kimball International, Inc.; Teknion Corporation; and Steelcase Inc.

The total return assumes $100.00 invested in each of Common Stock, the S & P 500 Index, and the Office Furniture Industry Group Stocks on January 1, 2000.  It includes reinvestment of dividends and is based on the closing stock price on the last trading day of the Corporation’s fiscal quarter.

The comparative performance of Common Stock against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time.  Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph.  For this reason, the Corporation does not believe that this graph should be considered as the sole indicator of the Corporation’s performance.

Report of the Compensation Committee of the Board of Directors

of the Corporation on Executive Compensation

What is our executive compensation philosophy?

The Corporation’s executive compensation program is designed to be linked to corporate performance.  To this end, the Corporation has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Corporation’s success in meeting its business goals and objectives.

The executive compensation strategy is designed to:  (i) ensure the total program will assist the Corporation to attract, motivate and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the broad business segment in which he or she manages and the specific business unit he or she manages; and (iii) provide incentives for high levels of performance that reward strong corporate performance and recognize individual initiative and achievement.

The Corporation also believes executive compensation should be subject to independent review.  Relative matters pertaining to executive compensation are submitted to the independent Directors of the Board of Directors for approval following review and recommendation by the Compensation Committee.  The Compensation Committee is comprised of four independent Directors, as defined by the NYSE’s listing standards, and met seven times during Fiscal 2004.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Compensation Committee’s role is to assure the Corporation’s:  (1) compensation strategy is aligned with the long-term interest of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both corporate and individual performance.  In discharging its responsibilities, the Compensation Committee utilizes broad-based, comparative compensation surveys developed by independent professional organizations.

The Compensation Committee’s Charter provides that any outside compensation consultants retained to offer advice on compensation levels and benefits for the Chairman, Chief Executive Officer, or other senior executives will be retained by the Compensation Committee, will report to the Chair of the Compensation Committee, and will submit fee statements to the Chair of the Compensation Committee for approval.  The consultants’ findings will be reported directly to the Compensation Committee.  Any other consulting services by such compensation consultants for the Corporation must be approved in advance by the Compensation Committee Chair.

Approximately every three to five years, the Board of Directors, with the assistance of a compensation consultant, conducts a more extensive competitive assessment of the Corporation’s executive compensation programs.  From time to time, the Compensation Committee retains compensation consultants to offer professional assistance on other select executive compensation matters.  During Fiscal 2004, the Corporation retained Mercer Human Resources Consulting (“Mercer”), a national compensation consulting firm, to conduct an executive compensation review under the oversight of the Compensation Committee.  Mercer concluded that the Corporation’s executive compensation programs are fundamentally sound and consistent with its stated pay strategy, culture and business direction.  Total compensation was structurally at market, with greater emphasis on variable pay.  There is demonstrated linkage between pay and performance with a balance of strategic and financial measures.

The federal corporate income tax law Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits the ability of public companies to deduct compensation in excess of $1 million paid annually to their chief executive officer or the other four most highly compensated executive officers.  There are exceptions to this limit, including exceptions for compensation that qualifies as “performance-based.”  The Corporation has structured the performance-based portion of the compensation of its executive officers in a manner that complies with the exception to Section 162(m) to permit the Corporation to deduct the related expenses so long as shareholder approval is obtained and every five years the shareholders approve the material terms of the performance objectives specified in its compensation plans.  Previously, at the 2000 annual meeting of shareholders, the shareholders approved the Bonus Plan.  At the Meeting, shareholders will be asked to re-affirm the performance measures under the Bonus Plan and to approve the Performance Plan.

How were executive base salaries determined for fiscal year 2004?

Annual base salary ranges are determined by evaluating the duties and level of responsibilities of a position in the Corporation, the experience of a candidate, prior compensation, compensation for positions having similar scope and accountability within the Corporation, and by reviewing market survey data.  In general, the Corporation uses as a guide for setting base salary targets 90% of the mid-point of base salary ranges from compensation surveys.  The Corporation participates annually in the Towers Perrin Compensation Survey, which is widely used and gives relevant compensation information on executive positions.  While some of the companies in the peer group chosen for comparison of shareholder returns in the Performance Graph on page 18 of this Proxy Statement may be included in the surveys considered by the Compensation Committee in setting executives’ salaries, there is no set peer group against which those salaries are measured.  Annual base salaries are determined for executive officers by considering an executive’s individual performance and level of experience, changes in responsibilities, potential for advancement and by reference to salary surveys for comparably situated executives with companies of similar size.

How were annual executive bonuses determined for Fiscal 2004?

The purpose of the Bonus Plan is to motivate and reward executive management to achieve specific financial goals and non-financial, or strategic objectives. On an annual basis, the Compensation Committee establishes for each executive officer participating in the Bonus Plan an annual target bonus stated as a percent of such executive officer’s annual base salary.  The actual bonus award is calculated based on the following:  60% based on the financial goals of the Corporation and/or the Corporation’s operating units; and 40% based on individual strategic objectives.  The financial goals of the Corporation are established annually by the Compensation Committee, are ratified by the Board of Directors and are based on annual profitability and return on net asset goals for the Corporation’s operating units or annual profitability and return on invested capital goals for the overall Corporation.  The individual strategic objectives are established annually for each executive officer by the Compensation Committee, are ratified by the Board of Directors and are based upon such officer’s position and responsibilities and reflect the appropriate strategic priorities of the Corporation and/or the Corporation’s operating units.  Such objectives include, but are not limited to, goals for aggressive profitable growth initiatives, business simplification, enhancing diversity and member/owner culture, improving processes and reducing costs.

For Fiscal 2004, executive officers can achieve up to 200% of the portion of their annual target bonus that is based on the financial goals and up to 100% of the portion of their annual target bonus that is based on their individual strategic objectives.  For Fiscal 2005, executive officers can achieve up to 200% of the portion of their annual target bonus that is based on the financial goals and up to 125% of the percentage of their annual target bonus that is based on their individual strategic objectives.  The annual target bonus percentage for Fiscal 2004 for the Corporation’s Chairman, President and Chief Executive Officer, Stan A. Askren, was equal to:  (i) 85% as President (January 4, 2004 through May 4, 2004); and (ii) 100% as Chief Executive Officer (May 5, 2004 through January 1, 2005).  The Corporation’s other Named Executive Officers had annual target bonus percentages for Fiscal 2004 ranging from 75% to 85%.

Bonuses under the Bonus Plan are generally awarded annually based upon achievement of the financial goals and individual strategic objectives.  The bonus awards for each fiscal year are approved by the Compensation Committee and ratified by the Board of Directors.

In what long-term incentive compensation programs could executives participate in Fiscal 2004?

Long-Term Performance Plan.  In fiscal year 2000, the Board of Directors approved the Performance Plan.  The purpose of the Performance Plan is to promote the attainment of the Corporation’s financial goals.  The Performance Plan is designed to reward increasing long-term shareholder value and is based on three-year financial goals of the Corporation and/or the Corporation’s operating units.  The Compensation Committee establishes target awards under the Performance Plan for each participant, including the Corporation’s executive officers, at the beginning of each three-year performance period.  Such target awards are ratified by the Board of Directors.  The actual value of an award earned by a participant at the end of a performance period is based upon performance measures relating to the actual financial results during the performance period compared to the standards set for the Corporation and/or the Corporation’s operating units.  The award earned can range from 0% to 200% of the initial target award.  (See “Long-Term Performance Plan” on page 16).

1995 Stock-Based Compensation Plan.  The Restated Stock-Based Compensation Plan authorizes, among other things, the grant of stock options to participants, including the Corporation’s executives officers.  The grant of stock options is intended to further the growth, development and financial success of the Corporation by providing additional incentives to key executives and assist them to become owners of Common Stock.  As owners, they will benefit directly from the growth, development and financial success of the Corporation with other shareholders.  Stock option grants also enable the Corporation to attract and retain the services of executives considered essential to the long-range success of the Corporation by providing them with a competitive compensation package and an opportunity to become owners of Common Stock.

Stock option awards are determined by dividing a targeted dollar amount established by the Compensation Committee by the Black Scholes value of the stock option on the date of grant.  The targeted dollar amounts established by the Compensation Committee, and ratified by the Board of Directors, were based on market survey data of long-term incentive compensation for executives in similar positions and individual performance of each participant.  Stock option grants are generally made to those few individuals who have the ability through their leadership, strategic planning and actions to impact the long-term performance of the Corporation and, consequently, its stock price.  In Fiscal 2004, 31 executives at the Corporation were awarded stock options.

Executive Stock Ownership Guideline.  The Corporation has adopted an Executive Stock Ownership Guideline based upon the belief that key executives who can impact shareholder value through their achievements should own significant amounts of Common Stock.  Under this Guideline, ownership levels are provided for participants, including executive officers, to acquire and hold a recommended amount of Common Stock based on their position and compensation level.  Such Common Stock ownership will align the interests of key executives with shareholder interests and provide a personal benefit for the success of the Corporation.  Vested stock options and amounts held in the Executive Deferral Plan stock account provide means, among others, by which key executives can satisfy this Guideline.

Executive Long-Term Incentive Compensation Plan.  The Executive Long-Term Incentive Compensation Plan is inactive.  There are no awards outstanding and there is no intention to issue additional awards under this Plan.  The Corporation intends to terminate the Executive Long-Term Incentive Compensation Plan in Fiscal 2005.

How was the compensation of the Chief Executive Officers determined for Fiscal 2004?

In determining Jack D. Michaels’ and Stan A. Askren’s compensation, the Compensation Committee and other independent Directors considered, in a manner consistent with the base salary guidelines applied to executive officers of the Corporation as described above, the Corporation’s success in implementing strategies for long-term growth, profitability and shareholder value creation.  The primary measures of the Chief Executive Officers’ performances used by the Compensation Committee include the Corporation’s performance in the areas of revenue, profitability, return on equity, return on capital, growth, financial soundness, member relations, fostering corporate citizenship and other corporate values set out in its Vision and achievement of long-term initiatives related to strategic business objectives.  The Compensation Committee also considers the financial performance of the Corporation compared to its competitors and the compensation levels of other chief executive officers as shown by independent survey data and other reputable independent surveys for organizations of similar size.

Mr. Michaels’ annual base salary was set at $800,000 effective February 2003; Mr. Askren’s annual base salary was set at $675,000 effective November 2004.  In setting Mr. Michaels’ and Mr. Askren’s base salaries, the Compensation Committee reviewed survey data for similar positions within comparable industries and considered data published by outside compensation consultants.  In setting Mr. Michaels’ base pay in February 2003, the Board of Directors concluded that his base pay should be at or near the top of the range of pay established by the Compensation Committee for his position, given his extensive business experience, performance against long-term initiatives, leadership in the ongoing succession process to select and develop a new Chief Executive Officer in Fiscal 2004, and his willingness to continue his position beyond age 65 to guide the transition to a new Chief Executive Officer.  In setting Mr. Askren’s base pay in November 2004, the Board of Directors concluded that his base pay should be consistent with the target level for this position.

Under the Bonus Plan, Mr. Michaels received an award of $714,462 for Fiscal 2004 compared to an award of $840,000 for Fiscal 2003.  The Fiscal 2004 award reflected the performance of the Corporation against the financial goals established by the Compensation Committee, and ratified by the Board of Directors, under the Bonus Plan for Fiscal 2004 and the Compensation Committee’s judgment regarding the level of achievement by Mr. Michaels of his individual strategic objectives established for him by the Compensation Committee, and ratified by the Board of Directors, for Fiscal 2004.  For Fiscal 2004, Mr. Michaels’

target award was $692,308, comprised of 60%, or a target of $415,385, based on the financial goals of the Corporation, and 40%, or a target of $276,923, based on his individual strategic objectives.  The target award for Mr. Michaels for Fiscal 2004 is pro-rated for the time period he was employed at the Corporation.  Under the Bonus Plan, participants can earn up to 200%, of the portion of their annual target bonus that is based on the financial goals and 100% of the portion of their annual target bonus that is based on their individual strategic objectives.  (See discussion of the Bonus Plan on page 20).  For Fiscal 2004, Mr. Michaels earned 112.0% of the portion of his Fiscal 2004 target bonus that was based on the financial goals and 90% of the portion of his Fiscal 2004 target bonus that was based on his individual strategic objectives for a total bonus award of $714,462.

Under the Bonus Plan, Mr. Askren received an award of $670,143 for Fiscal 2004 compared to an award of $357,000 for Fiscal 2003.  The Fiscal 2004 award reflected the performance of the Corporation against the financial goals established by the Compensation Committee, and ratified by the Board of Directors, under the Bonus Plan for Fiscal 2004 and the Compensation Committee’s judgment regarding the level of achievement by Mr. Askren of his individual strategic objectives established for him by the Compensation Committee, and ratified by the Board of Directors, for Fiscal 2004.  For Fiscal 2004, Mr. Askren’s target award was $641,899, comprised of 60%, or a target of $385,139, based on financial goals of the Corporation, and 40%, or a target of $256,760, based on his individual strategic objectives.  Under the Bonus Plan, participants can earn up to 200% of the portion of their annual target bonus that is based on the financial goals and 100% of the portion of their annual target bonus that is based on their individual strategic objectives.  (See discussion of the Bonus Plan on page 20).  For Fiscal 2004, Mr. Askren earned 112.0% of the portion of his Fiscal 2004 target bonus that was based on the financial goals and 93% of the portion of his Fiscal 2004 target bonus that was based on his individual strategic objectives for a total bonus award of $670,143.

The Corporation’s financial performance for Fiscal 2004 and Fiscal 2003 out-performed its peer group and the S&P 500 (See “Performance Graph” on page 18).

Mr. Michaels received a grant of 150,000 stock options in Fiscal 2004, all of which were granted in February 2004.  Mr. Askren received two grants of 25,000 stock options each in Fiscal 2004.  The first award was granted in February 2004.  The second grant was made to recognize Mr. Askren’s promotion to Chief Executive Officer of the Corporation in May 2004.

HUMAN RESOURCES AND

COMPENSATION COMMITTEE

Gary M. Christensen, Chair

John A. Halbrook

Larry B. Porcellato

Richard H. Stanley

Compensation Committee Interlocks and Insider Participation

During Fiscal 2004, the Compensation Committee was comprised of Messrs. Christensen, Halbrook, Porcellato and Stanley, none of whom is a current or former officer of the Corporation.  There are no interlocking board memberships between officers of the Corporation and any member of the Compensation Committee.

PROPOSAL NO. 2 – RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE

HNI CORPORATION EXECUTIVE BONUS PLAN

The Corporation is asking the shareholders to reaffirm the performance measures for the Bonus Plan set forth below.  The Bonus Plan was previously approved by the shareholders on May 1, 2000, at the 2000 annual meeting of shareholders, and was amended by the Board of Directors as of January 1, 2004.  A copy of the Bonus Plan is attached to this Proxy Statement as Exhibit B.  The capitalized terms used but not defined in this Proxy Statement are as defined in the Bonus Plan.

Shareholder approval is necessary for the Corporation to meet the requirements for tax deductibility under Section 162(m).  Section 162(m) limits the annual federal tax deduction for compensation paid to the Corporation’s chief executive officer and the other four most highly compensated executive officers (“162(m) Employees”) to $1 million.  These 162(m) Employees are referred to as “Qualifying Participants” in the Bonus Plan.  Certain performance-based compensation paid to 162(m) Employees is excluded from this limitation.  The Bonus Plan is designed to comply with that exception for certain awards under the Bonus Plan.

Currently, regulations under the Internal Revenue Code of 1986, as amended (the “Code”), provide that every five years the Corporation’s shareholders must approve the material terms of the performance objectives specified in the Bonus Plan.  The Bonus Plan was last approved by the shareholders at the Corporation’s 2000 annual meeting of shareholders.  Accordingly, the material terms of the performance objectives specified in the Bonus Plan are being presented to the shareholders for approval at the Meeting.  If the material terms of the performance measures are not approved by the shareholders, future performance Awards to 162(m) Employees that would have been made pursuant to the Bonus Plan will not be made.  The Compensation Committee may consider other terms for incentive compensation awards whether or not they qualify for deduction under Section 162(m).

Eligibility.  Participation in the Bonus Plan is limited to members of the Corporation and its subsidiaries who are recommended by the Compensation Committee and approved by the independent Directors to receive benefits under the Bonus Plan.  Currently, 111 persons, including 162(m) Employees, are eligible to participate in the Bonus Plan.

Performance Measures.  There are two types of awards that may be granted to 162(m) Employees under the Bonus Plan that are designed to be performance-based compensation under Section 162(m):  (i) awards based on performance goals and objectives for individual 162(m) Employees (“Personal Objective Achievement Awards”), and (ii) awards based on performance goals and objectives for the Corporation as a whole or for any of its business units (“Profit Achievement Awards” and, together with the Personal Objective Achievement Awards, “Awards”).  Throughout this Proxy Statement, we generally refer to Personal Objective Achievement Awards as “individual strategic objectives” and we generally refer to Profit Achievement Awards as “financial goals of the Corporation and/or the Corporation’s operating units.”  The Compensation Committee may grant these Awards that are intended to qualify as performance-based compensation under Section 162(m) (“Qualifying Awards”) to 162(m) Employees or Awards not intended to so qualify (“Non-Qualifying Awards”) to 162(m) Employees.

PERSONAL OBJECTIVE ACHIEVEMENT AWARDS.  Personal objective achievement factors are designed to measure a participant’s management effectiveness for the applicable fiscal year.  Qualifying personal objective achievement factors include results of customer satisfaction surveys, employee turnover, safety record, management of acquisitions, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling federal securities law or environmental issues, manufacturing efficiencies, distribution efficiencies, member productivity, system review and improvement, service reliability, and cost management.

PROFIT ACHIEVEMENT AWARDS.  Profit achievement factors are designed to measure business performance for the applicable fiscal year.  Qualifying profit achievement factors include total stockholder return, earnings per share, stock price, operating income, operating profit, return on sales, return on equity, return on capital, return on assets, return on investment, net income, improved asset management, improved gross margins, generation of free cash, revenues, market share, cash flow, retained earnings, aggregate product price and other product price measures.

Plan Benefits.  Awards under the Bonus Plan will be based on the Corporation’s future performance and are not presently determinable.  The maximum individual Award payable to any 162(m) Employee is $2 million for any fiscal year.  The bonus awards paid under the Bonus Plan in each of Fiscal 2004, Fiscal 2003 and Fiscal 2002 to each of the Named Executive Officers, some of whom are also 162(m) Employees, are shown in the “Bonus” column of the Summary Compensation Table on page 13 of this Proxy Statement.  Bonus awards paid under the Bonus Plan to all of the Corporation’s executive officers (including 162(m) Employees) as a group for Fiscal 2004 aggregated $3,245,151.  Bonus awards paid under the Bonus Plan to all of the

Corporation’s non-executive officer employees as a group for Fiscal 2004 aggregated $5,473,748.  Non-employee Directors are not eligible to participate in the Bonus Plan.

Required Vote

The proposal to approve the Bonus Plan requires the affirmative vote of the holders of a majority of the shares entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.  PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROPOSAL NO. 3 – APPROVAL OF THE HNI CORPORATION

LONG-TERM PERFORMANCE PLAN

The Performance Plan provides for performance-based compensation payable in cash and Common Stock.  The Board of Directors is proposing the Performance Plan for shareholder approval.  The Performance Plan was originally adopted by the Board of Directors on February 16, 2000, and was amended by the Board of Directors on January 1, 2004.

Shareholder approval of the Performance Plan is necessary for the Corporation to meet the requirements for tax deductibility under Section 162(m).  Section 162(m) limits the annual federal tax deduction for 162(m) Employees to $1 million.  Certain performance-based compensation is excluded from this limitation.  The Performance Plan has been designed to comply with requirements of Section 162(m) with respect to 162(m) Employees.  The Performance Plan also benefits members who are not 162(m) Employees.

Section 162(m) has not materially limited the Corporation’s deduction of compensation in the past.  The Board of Directors, however, believes that it is appropriate to seek shareholder approval at this time in order to insure that the Corporation will be able to deduct payments to 162(m) Employees.  If the shareholders approve the Performance Plan, the approval will cover awards granted in Fiscal 2005 after the shareholders vote.  However, for the current Chairman, President and Chief Executive Officer, awards payable after the date of the Meeting will be paid only if shareholders approve the material terms of the Performance Plan.

The following is a summary of the principal provisions of the Performance Plan and is not intended to be a complete description of all of the terms and provisions of the Performance Plan.  The capitalized terms used but not defined in this Proxy Statement are as defined in the Performance Plan.  A copy of the Performance Plan is attached to this Proxy Statement as Exhibit C.

Purpose.  The purpose of the Performance Plan is to promote the attainment of the Corporation’s performance goals by providing incentive compensation for certain designated key executives and members of the Corporation and its subsidiaries.

Eligibility.  Participation in the Performance Plan is limited to members of the Corporation and its subsidiaries who are recommended by the Compensation Committee and approved by the independent Directors to receive benefits under the Performance Plan (each, a “Participant”).  Currently, 97 persons, including 162(m) Employees, are eligible to participate in the Performance Plan.

Administration.  The Performance Plan is administered by the Board of Directors, which may from time to time delegate all or any part of its authority under the Performance Plan to the Compensation Committee.  All decisions with respect to 162(m) Employees are made by the Compensation Committee.  In particular, the Compensation Committee has the exclusive authority to:  (i) establish performance measures for all 162(m) Employees, (ii) determine and certify the achievement of the performance measures for all 162(m) Employees, and (iii) make any other discretionary decisions affecting 162(m) Employees.

Target Performance Awards.  Each Participant is granted a Target Performance Award at the beginning of a Performance Period, as determined by the Board of Directors or the Compensation Committee.  Throughout this Proxy Statement we generally refer to Target Performance Awards as “target awards.”  The Target Performance Award is expressed as a percentage of the Participant’s base pay at the time the award is granted.  The actual award payable to a Participant at the end of a Performance Period is determined by applying the percentage achievement of the Performance Measures and multiplying that result against the Target Performance Award to determine the Earned Performance Award.  In no event will a Participant’s Award for a Performance Period exceed $3 million.

Performance Measures.  Performance Measures are goals established for a performance period.  Performance Measures are based on the level of performance for the operating unit, division or other business unit of any operating unit for a Performance Period.  A Performance Period is a period of three consecutive fiscal years of the Corporation.

In the case of a Participant who is a 162(m) Employee, all Performance Measures must be pre-established by the Compensation Committee, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained.

Performance Measures may be based on one or more of the following factors:  economic profit, total shareholder return, earnings per share, earnings before income tax, return on equity, growth in earnings, return on invested capital, revenue, revenue per employee, earnings before interest and income tax, net earnings, earnings per employee, tangible, controllable or total asset turnover, operating income, market share, before-tax return on net assets, after-tax return on net assets, distribution expense, and/or inventory turnover.

Payment of Awards.  Participants will be paid as soon as practicable after the end of a Performance Period.  Participants are paid as follows:  (i) one half in the form of cash, and (ii) one half in the form of Common Stock as Bonus Stock or deferred shares, as elected by the Participant in accordance with the Restated Stock-Based Compensation Plan.

In general, a Participant must be employed on the last day of a Performance Period in order to receive the value of such Participant’s Earned Performance Award for that Performance Period.  There is an exception to this rule for Participants who terminate employment during a Performance Period due to death, disability or retirement.  Under these circumstances, the Participant is entitled to a prorated payment.

The Board of Directors may reduce the amount of, or completely eliminate, an amount otherwise payable to a Participant for a Performance Period if the Board of Directors determines that due to the Participant’s performance or behavior during or immediately following such Performance Period the Participant should not be entitled to the payment.  Further, all amounts payable to the Corporation’s Chief Executive Officer and Chief Financial Officer are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002.

If there is a change of control of the Corporation, prior to the effective date of such change of control, the Board of Directors will determine the value of each Target Performance Award.  Each Participant’s Target Performance Award will become payable without proration prior to the effective date of the change of control.  If substantially all of the stock or assets of an Operating Unit are sold, the value of each Award to each Participant employed by such Operating Unit on the date of such sale will be determined by the Board of Directors as of the date of such sale based on the percentage of the Performance Measure completed as to the date of the sale, the number of months of the Performance Period completed at the time of sale, the actual purchase price of the Operating Unit and such other factors as the Board of Directors deems relevant in light of the circumstances of the sale.

Amendment or Termination of the Performance Plan.  The Board of Directors has the authority to interpret the Performance Plan and to adopt, amend and rescind rules and regulations for implementing and administering the Performance Plan.  The interpretation and construction by the Board of Directors of any provision of the Performance Plan or any agreement are final and conclusive.  Shareholder approval of amendments to the Performance Plan will be required to the extent required by applicable law or national securities exchange regulations, including the NYSE’s listing standards.  If the Performance Plan is terminated before the last day of the Performance Period, the Earned Performance Award otherwise payable for such Performance Period will be prorated.

Federal Income Tax Consequences.  All awards under the Performance Plan will be considered compensation income to the Participants, subject to federal income tax in the year they are paid, and deductible to the Corporation for federal income tax purposes at such time to the extent they are considered reasonable compensation.

Plan Benefits.  It is not presently possible to determine the dollar value of payments that may be made in the future under the Performance Plan.  However, the Compensation Committee has established target awards under the Performance Plan for the 2005-2007 performance period and the related performance measures to be applied in determining awards to be paid under the Performance Plan for the 2005-2007 performance period.  The target awards under the Performance Plan for the 2005-2007 performance period for each of the Named Executive Officers are as follows:  Mr. Askren - $337,500, Mr. Burdakin - $255,000, Mr. Jungbluth - $132,500, Mr. Dittmer - $168,800, and Mr. Determan - $132,000.  An award for the 2005-2007 performance period was not established for Mr. Michaels because, effective as of November 12, 2004, he no longer served as an executive officer of the Corporation.  The performance measures for the 2005-2007 performance period under the Performance Plan are based on achievement of cumulative economic profit goals for this three-year period.  Economic profit is defined as after-tax profit less a charge for capital.

Awards paid pursuant to the Performance Plan to the Named Executive Officers, some of who are also 162(m) Employees, in Fiscal 2004, Fiscal 2003 and Fiscal 2002, respectively, for the 2002-2004 performance period, 2001-2002 performance period and the 2000-2002 performance period, respectively, are shown in the “LTP Vested” column of the Summary Compensation Table on page 13 of this Proxy Statement.  Awards paid pursuant to the Performance Plan to all of the Corporation’s executive officers (including 162(m) Employees) as a group in Fiscal 2004 for the 2002-2004 performance period aggregated $906,770.  Awards made pursuant to the Performance Plan to all of the Corporation’s non-executive officer employees as a group in Fiscal 2004 for the 2002-2004 performance period aggregated $1,820,054.  Non-employee Directors are not eligible to participate in the Performance Plan.

Required Vote

The proposal to approve the Performance Plan requires the affirmative vote of the holders of a majority of the shares entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3.  PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

Equity Compensation Plan Information

The following table provides information as of January 1, 2005, about the Corporation’s securities which may be issued under the Corporation’s equity-based compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	1,308,450	$28.65	2,674,452
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Deadline for Shareholder Proposals for the 2006 Annual Meeting

Proposals by shareholders intended to be presented at the 2006 annual meeting of shareholders must be received at the Corporation’s executive offices no later than November 18, 2005 to be included in the proxy statement and proxy form.  All shareholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, must be received between February 2, 2006 and March 4, 2006 to be considered for presentation at the 2006 annual meeting of shareholders.  In addition, any shareholder proposals must comply with the informational requirements contained in the Corporation’s By-laws, Section 2.16(a)(2), in order to be presented at the 2006 annual meeting of shareholders.  On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-0071, the Corporation will provide, without charge to any shareholder, a copy of the Corporation’s By-laws.

Other Matters

The Board of Directors knows of no other matters that will be brought before the Meeting, but, if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-0071, the Corporation will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K for Fiscal 2004, including financial statements and schedules, filed with the SEC.  The report is also available on the Corporation’s website at www.hnicorp.com under “Investor Information-Annual & Quarterly Reports.”

Information set forth in this Proxy Statement is as of March 4, 2005, unless otherwise noted.

Jeffrey D. Lorenger

Vice President, General Counsel and Secretary

March 18, 2005

The Annual Report to Shareholders of the Corporation for Fiscal 2004, which includes financial statements, is being mailed to Shareholders of the Corporation together with this Proxy Statement.  The Annual Report does not form any part of the material for the solicitation of proxies.

EXHIBIT A

HNI CORPORATION
AUDIT COMMITTEE CHARTER

I.              Purposes of the Audit Committee

The Audit Committee shall (i) assist the Board in fulfilling the Board’s oversight responsibilities with respect to (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditor, and (ii) prepare the Audit Committee’s report, made pursuant to the federal securities laws, to be included in the Company’s annual proxy statement (the “Audit Committee Report”).

II.            Organization

A.            Charter

Consistent with the New York Stock Exchange listing requirements and federal securities laws, this Charter will be included on the Company’s website, will be periodically published in the proxy statement relating to the Company’s annual meeting of shareholders and will be made available upon request sent to the Company’s Secretary.

B.            Membership; Qualifications

The Audit Committee shall consist of at least three independent, outside Directors.

Each member of the Audit Committee shall meet the independence, experience and financial literacy requirements under the policies and requirements of the New York Stock Exchange, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”).

At least annually, the Board of Directors shall review and confirm the qualifications of each Audit Committee member.

The Board on the recommendation of the Public Policy and Corporate Governance Committee shall appoint the members and the Chairperson of the Audit Committee.  The Board may replace the Audit Committee members.

No member of the Audit Committee shall serve on the audit committees of more than two other public companies.

C.            Compensation

Consistent with the policies and requirements of the New York Stock Exchange, directors fees shall be the sole compensation paid by the Company to Audit Committee members.  The total amount and form of compensation paid to Audit Committee members shall be determined from time to time by the Board of Directors in consultation with the Public Policy and Corporate Governance Committee and otherwise in accordance with the independence criteria of the New York Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002.

D.            Meetings

The Audit Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary to comply with its responsibilities as set forth herein.  The Audit Committee may also take action permitted hereunder by unanimous written consent.

The Audit Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.  The Audit Committee will meet with management, the internal auditor and the independent auditor at least once each quarter in separate private sessions to discuss any matter that the Audit Committee, management, the independent auditor or such other persons believe should be discussed privately.

E.             Agenda

The chairperson of the Audit Committee will, in consultation with the other members of the Audit Committee, the Company’s independent auditor and the appropriate officers of the Company, be responsible for calling meetings of the Audit Committee, establishing an agenda therefor and supervising the conduct thereof.  Each Audit Committee member may submit items to be included on the agenda.  Audit Committee members may also raise subjects that are not on the agenda at any meeting.

F.             Resources; Advisors

The Audit Committee shall have the resources, including funding in such amount as the Audit Committee deems necessary, and authority appropriate to discharge its responsibilities, including the authority to engage outside auditor for special audits, reviews and other procedures, and to retain independent counsel or other experts or consultants to the extent the Committee determines it to be necessary or appropriate to assist the Committee in fulfilling its responsibilities.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

III.           Responsibilities

The Audit Committee will:

A.            Retain Independent Auditor

Have the sole authority to (i) appoint and replace the Company’s independent auditor, and (ii) to approve all audit engagement fees, terms and services, as well as non-audit engagements with the Company’s independent auditor.  The Audit Committee is to exercise this authority in a manner consistent with Sections 201, 202, and 301 of the Sarbanes-Oxley Act of 2002 and the rules and requirements promulgated thereunder by the Commission and the New York Stock Exchange.  The Audit Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Audit Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Audit Committee at its next scheduled meeting.  The Audit Committee will have direct oversight authority and responsibility for the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting), and the independent auditor shall report directly to the Audit Committee.

B.            Quality Control of Independent Auditor

At least annually, obtain and review a report by the Company’s independent auditor describing (i) the audit firm’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.  The Audit Committee shall require that the Company’s independent auditor provide such report as a condition to the engagement of the independent auditor.

C.            Review Independence of Auditor

In connection with the retention of the Company’s independent auditor, at least annually review the information provided by management and the independent auditor relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditor.  In addition, the Audit Committee shall (i) ensure that the independent auditor submit at least annually a formal written report delineating all relationships between the independent auditor and the Company consistent with applicable independence standards, (ii) discuss with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (iii) take appropriate action in response to the independent auditor’ report to satisfy itself of the independent auditor qualifications, performance and independence.  The Audit Committee will also, at least annually, (x) review and evaluate the lead audit partner of the independent auditor, (xi) take such steps as may be required by law with respect to regular rotation of the lead audit and lead reviewing partners of the independent auditor (i.e., five years), and (xii) set hiring policies for employees or former employees of the independent auditor, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission.

D.            Review Audit Plan

Review with the independent auditor the overall plan, scope, and fees for the annual audit and other examinations including responsibilities, budget and staffing.

E.             Conduct of Audit

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended from time to time) relating to the conduct of the audit.  Review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor activities or on access to requested information, any disagreements with management and significant issues discussed with the independent auditor’s national office.  This review shall be conducted outside the presence of the Company’s officers, management or other personnel.  The Audit Committee shall resolve any disagreements between the Company’s management and the independent auditor.

F.             Review of Audit Results

Review with the independent auditor the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their review of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 61, and the reports of the results of such other examinations outside of the course of the independent auditor normal audit procedures that the independent auditor may from time to time undertake.  The terms of any engagement of independent auditor shall provide that, in connection with reporting the results of any audit to the Audit Committee, the independent auditor will provide a report to the Audit Committee addressing those matters required by Section 204 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission and as appropriate, (i) a review of major issues regarding (a) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (b) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (ii) a review of analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and (iii) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.  The Audit Committee will review the report and discuss the contents thereof with the independent auditor, senior management and the internal audit staff of the Company prior to release of any audited information.

G.            Discuss Financial Statements and Disclosures

Meet to review and discuss with appropriate officers of the Company and the independent auditor the annual audited and quarterly unaudited financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the disclosures regarding internal controls and other matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission.

H.            Annual Report on Form 10-K

Based on the reviews and discussions referred to in this charter, recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

I.              Review Earnings Press Releases

Review earnings and other financial press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after the issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

J.             Review Internal Audit Plans

Review with the independent auditor, the senior internal auditing executive and appropriate members of the staff of the internal auditing department plans for and the scope of their ongoing internal audit activities, including the responsibilities, budget and staffing of the internal audit function.

K.            Review Internal Audit Reports

Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department reports of audit activities, examinations and results thereof of the internal auditing department.

L.            Review Systems of Internal Accounting Controls

Review with the independent auditor, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the chairperson of the Audit Committee, members of their respective staffs, the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel and the Company’s policies and compliance procedures with respect to business practices, as required by Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission.  This shall include a review of: (a) the internal control report prepared by management (i) regarding management’s responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and (ii) containing an assessment, as of the end of the Company’s most recent fiscal year, of the effectiveness of the internal control structure and procedures of the Company for financial reporting, and (b) the independent auditor’s opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

M.           Review Recommendations of Independent Auditor

Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditor and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Audit Committee.

N.            Securities Exchange Act

Obtain from the independent auditor any information that the independent auditor is required to provide to the Committee pursuant to Section 10A(b) of the Securities Exchange Act, as amended.

O.            Subsidiary/Affiliate Compliance

Periodically obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Conduct.  Review reports and disclosures of insider and affiliated party transactions.  Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

P.            Discuss Risk Management Policies

Discuss policies with respect to risk assessment and risk management, including a discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

Q.            Establish Complaint Procedures; Discuss Proceedings/Complaints

Establish and periodically review procedures for:  (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Commission and the New York Stock Exchange.  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

R.            Discuss Legal Matters

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.  Regularly review with the Company’s counsel matters of legal or regulatory compliance, including compliance with the Company’s Code of Conduct and its corporate securities trading policies.

S.            Review Other Matters

Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee may, in its own discretion, deem desirable in connection with the review functions described above.

T.            Board Reports

Make regular reports of its activities to the Board in such manner and at such times as the Audit Committee deems appropriate, but in no event less than once a year.  Such report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the Company’s internal audit function.

U.            Audit Committee Report

Prepare, with the assistance of management, the independent auditor and outside legal counsel, and approve (i) the Audit Committee Report, and (ii) the annual Audit Committee affirmation letter required by the New York Stock Exchange, and recommend its approval by the Board of Directors.

V.            Review Audit Committee Performance

Prepare and review with the Board of Directors an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this Charter, and set forth the goals and objectives of the Audit Committee for the upcoming year.  The performance evaluation by the Audit Committee shall be conducted in such a manner, as the Audit Committee deems appropriate.  The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

W.           Review Audit Committee Charter

Review the Audit Committee’s Charter annually, and recommend changes, if any, to the Public Policy and Corporate Governance Committee of the Board of Directors.

IV.           General

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles.  This is the responsibility of management and the Company’s independent auditor.  Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Conduct.  This is the responsibility of management.

V.            History

Adopted by the Board of Directors on November 12, 2004.

EXHIBIT B

HNI CORPORATION

EXECUTIVE BONUS PLAN

As adopted on May 1, 1974, and amended on

April 20, 1976, April 19, 1977, January 31, 1983,

February 5, 1985, November 4, 1986, July 7, 1988

May 4, 1992, November 2, 1992, February 8, 1993,

February 14, 1994, November 14, 1994,

May 8, 1995, November 11, 1996, January 1, 2000, January 1, 2004.

1.             Purpose.  The purpose of the Executive Bonus Plan (the “Plan”) is to encourage a consistently high standard of excellence and continued employment by officers and selected other executives of HNI Corporation (the “Corporation”) and any subsidiary, which elects to participate in the Plan (an “electing Subsidiary”).  The Plan shall be operated at all times in conformance with applicable government regulations. (As amended January 31, 1983, May 4, 1992, and November 11, 1996.)

2.             Participants.  For any fiscal year, each person who is an officer as of the end of such fiscal year of the Corporation or any electing Subsidiary, and each other executive of the Corporation or any electing Subsidiary as is selected by the Board of Directors of the Corporation (“Board”) as of the end of such fiscal year, shall be eligible to be Participants in the Plan.  (As amended April 20, 1976, April 19, 1977 and November 11, 1996.)

3.             Payment.  Upon final determination of bonus awards by the Board or, to the extent delegated by the Board for a fiscal year, the Human Resources and Compensation Committee of the Board (“Committee”), the bonus awards shall be paid in full in cash, subject to Section 3(c), as follows:

a.             Any bonus award for a fiscal year ending prior to December 28, 1996, to the extent not already paid to the Participant, shall be paid to the Participant (or, as applicable, the Participant’s estate) in a single sum payment not later than March 14, 1997, provided that (A) the Participant is employed by the Corporation or an electing Subsidiary on the date of payment or (B) the Participant’s employment with the Corporation and each electing Subsidiary terminated due to death, disability, retirement after age 55 pursuant to established retirement policies of the Corporation (a “Retirement”), or for any other reason (except a termination for cause, as determined by the Committee) after a Change in Control (as defined below).

b.             Effective for each fiscal year ending on or after December 28, 1996, each bonus award for such fiscal year shall be paid not later than the last day of the Corporation’s February fiscal month following the end of the Corporation’s fiscal year for which the bonus award is made, provided, subject to Section 4, that the Participant is employed by the Corporation or an electing Subsidiary on the last day of the fiscal year for which a bonus, if any, is to be paid.  (As amended January 1, 2004).

c.             The Committee may require payment of any bonus award (or portion thereof) for a fiscal year under Section 3(a) or 3(b) in the form of shares of Bonus Stock issued pursuant to (and as defined in) the Corporation’s Stock-Based Compensation Plan (1) at the Participant’s request, in the amount indicated by such Participant, subject to the Committee’s approval, or (2) in the amount of up to 50% of such bonus award in the event that the Committee determines, in its sole discretion, that the Participant’s respective stock ownership level under the Executive Stock Ownership Policy does not reflect appropriate progress toward such Participant’s five-year goal thereunder. The number of shares of Bonus Stock to be paid shall be determined by dividing the cash amount of the bonus award under the Plan (or, portion thereof, as elected by the Participant) for a fiscal year by the average closing prices of a share of the Corporation’s common stock for the 20 trading days immediately preceding the date of such payment, with cash paid in lieu of any fractional share.  All Federal, state and local income tax and other employment tax withholding shall be made pursuant to Section 5.5 of the Stock-Based Compensation Plan.

(As amended January 31, 1983, May 8, 1995, November 11, 1996 and January 1, 2000.)

d.             As used in the Plan, “Change in Control” means (i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 3(d); or (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(As amended November 4, 1986, July 7, 1988, November 14, 1994 and November 11, 1996.)

4.             Termination of Employment.  The following provisions shall apply for any fiscal year commencing after December 28, 1996:

a.             If a Participant’s employment with the Corporation and each electing Subsidiary is terminated during a fiscal year by reason of death, disability or Retirement, the Participant, or the Participant’s estate, shall receive a bonus award for such fiscal year, determined as if the Participant had remained employed for such entire fiscal year, prorated for the number of days during such fiscal year that have elapsed as of the Participant’s termination, and subject to the first sentence of Section 4(b).

b.             If a Participant’s employment with the Corporation and each electing Subsidiary is terminated during a fiscal year for any reason other than death, disability or Retirement, the Participant’s rights to any bonus award for such fiscal year will be forfeited.  However, the Committee may, in its discretion, determine to pay a prorated bonus award for the portion of such fiscal year during which the Participant was employed by the Corporation or an electing

Subsidiary, except that in no event shall any such prorated bonus award be paid in the event of termination for cause, as determined by the Committee.  (As amended November 11, 1996.)

5.             Change in Control.  For fiscal years commencing after December 28, 1996, in the event of a Change in Control (as defined above), the maximum bonus award for the fiscal year then in progress, prorated for the number of days in such fiscal year that have elapsed as of the date of the Change in Control, shall be paid immediately in cash, without regard to Section 3(c).  Any adjustment or termination of a Participant’s participation in the Plan that occurs at any time on or after the 90th day preceding a Change in Control shall be of no effect.  (As amended November 11, 1996.)

6.             Administration.  The Board shall have full power to interpret and administer this Plan from time to time in accordance with the By-laws of the Corporation, except to the extent provided in the Corporation’s Stock-Based Compensation Plan or to the extent that the Board may have delegated its powers to the Committee.  Decisions of the Board or the Committee shall be final, conclusive and binding upon all parties.  The Committee shall consist of two or more “non-employee directors” within the meaning of Rule 16b-3 as promulgated pursuant to Section 16 of the Securities Exchange Act of 1934.  (As amended May 8, 1995, and November 11, 1996.)

7.             Cost.  Each electing Subsidiary shall reimburse the Corporation for the amount of such bonus awards, which shall be awarded and paid to Participants for services to such electing Subsidiary, as determined by the Board.

8.             Amount of Individual Bonus.  For fiscal years beginning after December 28, 1996, the bonus award for each fiscal year for any Participant shall be determined by the Board, or, to the extent delegated by the Board for a fiscal year, by the Committee, no later than the first meeting of the Board that occurs during the fiscal year following the year for which the bonus award is made.  (As amended April 20, 1976 and November 11, 1996.)

9.             General Provisions.

a.             The Corporation shall have the right to deduct any Federal, state or local taxes applicable to payments under the Plan.  The Committee may permit Participants to satisfy withholding obligations by electing to have shares of Bonus Stock withheld.

b.             Except as otherwise determined by the Committee, no right or interest of any Participant in this Plan shall be assignable or transferable except by will or the laws of descent and distribution, nor shall any such right or interest, be subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

c.             Except as provided in Sections 4 and 5, the Board may terminate or amend the Plan at any time.

10.           Special Provision for Qualifying Participants.

a.             This Section 10 shall apply with respect to any bonus award made under the Plan with respect to the Chief Executive Officer of the Corporation and any other Participant designated by the Board from time to time (each a “Qualifying Participant”).  Not later than the 90th day after the commencement of the fiscal year for which the bonus award is made, in addition to any other performance criteria established by the Committee, the Committee shall establish in writing Profit Achievement Factors and Personal Objective Achievement Factors (collectively, “Qualifying Factors”) for each Qualifying Participant.  The maximum bonus award payable to a Qualifying Participant for such fiscal year based on the degree of attainment of such Qualifying Factors shall not exceed $2 million.  Subject to Sections 4 and 5, the Committee may adjust any Qualifying Factor that has been established for any fiscal year, provided that no such adjustment shall be permitted if it would cause the Award based on such Qualifying Factor to fail to satisfy the requirements for performance-based compensation under Code Section 162(m).  Subject to Sections 4 and 5, the Committee may adjust any other performance criteria established for any fiscal year, provided that no such adjustment may be based upon the failure, or the expected failure, to attain or exceed a Qualifying Factor.  In no event shall any bonus award relating to performance criteria other than Qualifying Factors be dependent upon the attainment of, or failure to obtain, a bonus award based on Qualifying Factors.

b.             The administration of all aspects of the Plan applicable to bonus awards relating to Qualifying Factors is intended to comply with the exception from Section 162(m) of the Internal Revenue Code of 1986, as amended, for qualified performance-based compensation and shall be construed, applied and administered accordingly.

c.             For purposes of this Section, (1) “Profit Achievement Factors” shall mean an objective performance goal based on one or more of the following:  operating expense ratios, total stockholder return, return on sales, operating income, operating profit, return on equity, return on capital, return on assets, return on investment, net income, operating income, earnings per share, improved asset management, improved gross margins, generation of free cash, revenues, market share, stock price, cash flow, retained earnings, aggregate product price and other product price measures, and (2) “Personal Objective Achievement Factors” shall mean an objective performance goal based on one or more of the following:  results of customer satisfaction surveys, results of employee surveys, employee turnover, safety record, management of acquisitions, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling Federal securities law or environmental issues, manufacturing efficiencies, distribution efficiencies, member productivity, system review and improvement, service reliability, cost management.

d.             This Section 10 shall become effective as of January 1, 2000, provided, however, that no bonus award relating to Qualifying Factors shall be paid under the Plan to any Qualifying Participant unless, prior to such payment, the provisions of this Section 10 are approved by the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Iowa.

(Adopted as of January 1, 2004.)

EXHIBIT C

HNI CORPORATION

LONG-TERM PERFORMANCE PLAN

(Adopted February 16, 2000.  Amended January 1, 2004.)

HNI Corporation, an Iowa corporation (the “Company”) hereby establishes this Long-Term Performance Plan (the “Performance Plan”) effective as of January 1, 2003, and amended on January 1, 2004.

1.             Purpose.  The purpose of this Performance Plan is to promote the attainment of the Company’s performance goals by providing incentive compensation for certain designated key executives and employees of the Company and its Subsidiaries.

2.             Definitions.  As used in this Performance Plan, the following terms have the following meanings when used herein with initial capital letters:

(a)           “Board” means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Committee pursuant to Section 13, the Committee.

(b)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(c)           “Committee” means the Human Resources and Compensation Committee of the Board as constituted at the relevant time, which shall consist of two or more “outside directors” within the meaning of Section 162(m) of the Code who are not eligible for participation in the Plan.

(d)           “Disability or Disabled,” means with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be Disabled unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

(e)           “Earned Performance Award” means the award, if any, payable to a Participant at the end of the Performance Period.

(f)            “162(m) Employee” for any calendar year, means an employee of the Company who, as of the close of the calendar year, is:  (a) the CEO (or an individual acting in such capacity); or (b) among the four highest compensated officers of the Company (other than the CEO).  Whether an employee is the CEO or one of the four highest compensated officers of the Company is determined pursuant to the executive compensation rules of the Securities Exchange Act of 1934.

(g)           “Operating Unit” means either the (i) the Company as a whole, (ii) an individual subsidiary, division, store, or other business unit of the Company, or (iii) a grouping of business units, in which individuals employed thereby or therein have been approved to participate in this Performance Plan by the Board.

(h)           “Participant” means a person who is designated by the Board to receive benefits under this Performance Plan and who is at the time an officer, executive, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

(i)            “Performance Measure” means the level of performance for the Operating Unit; a division or other business unit of an operating unit, or any of them, for each Performance Period, in each case as established pursuant to Section 6.  A Performance Measure may take into account such criteria as the Board determines to be appropriate.

(j)            “Performance Period” means a period of three consecutive fiscal years of the Company commencing on the first day of a fiscal year of the Company or other period as selected by the Board.

(k)           “Retirement” means a Participant’s voluntary termination of employment with the Company on or after attainment of age 65, or when the Participant is at least 55 years old and the sum of a Participant’s age and service equals at least 65.

(l)            “Target Performance Award” shall mean the dollar award established for a Participant if the Performance Measure applicable to the Participant is achieved.

(m)          “Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or under any successor rule substantially to the same effect).

3.             Eligibility.

(a)           Except as otherwise provided in this Section 3, an employee of the Company or one of its Subsidiaries will become a Participant for a particular Performance Period to the extent designated by the Board.

(b)           An employee who first becomes eligible to participate after the beginning of a particular Performance Period will become a Participant for such Performance Period only in accordance with this Section 3(b).  The Board may allow participation for a portion of such Performance Period for such employee on such terms and conditions as the Board may determine.

4.             Earned Performance Award.  Unless changed by the Board, each eligible Participant may earn an Earned Performance Award as hereinafter provided.  The performance of the Operating Unit, during a particular Performance Period will be measured using the Performance Measure established for that Performance Period by the Board in accordance with Section 6.  In the event such performance for such Performance Period is below the minimum Performance Measure established therefore, no Earned Performance Award would be paid to Participants in respect thereof.  In no event shall an Earned Performance Award exceed $3 million dollars.

5.             Target Performance Award.  Each Participant shall be granted a Target Performance Award at the beginning of the Performance Period, as determined by the Board.  The Target Performance Award will be expressed as a percentage of the Participant’s base pay.  The actual award payable to a Participant at the end of the Performance Period will be determined by applying the percentage achievement of the Performance Measure and multiplying that result against the Target Performance Award to determine the Earned Performance Award.

6.             Performance Measure.

(a)           The Board will approve for each Performance Period the applicable Performance Measure.  Such Performance Measure may be adjusted during a Performance Period to prevent dilution or enlargement of award as a result of extraordinary events or circumstances as determined by the Board or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

(b)           The Company will (i) notify each eligible employee who has been selected to participate in this Performance Plan that he or she is a Participant under this Performance Plan for such Performance Period and (ii) communicate in writing to each Participant the Target Performance Award granted to such Participant pursuant to Section 5 and the Performance Measure applicable to such Participant for such Performance Period.

(c)           In the case of a Participant who is a 162(m) Employee, a Performance Measure must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the Performance Measure is attained.  A Performance Measure is considered “pre-established” for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measure.  However, in no event will a Performance Measure be considered to be pre-established if it is established after 25% of a Performance Period has elapsed.  A Performance Measure is considered “objective” if a third party having knowledge of the relevant facts could determine whether the Performance Measure is met.  A formula or standard is considered “objective” if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.

The Performance Measure may be based on one or more of the following criteria and may be based on attainment of a particular level of, or on a positive change in, a factor:  revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, tangible, controllable or total asset turnover, earnings per share, operating income, total shareholder return, market share, return on equity, return on invested capital, growth in earnings, before-tax return on net assets, after-tax return on net assets, distribution expense, inventory turnover, economic value added (economic profit).

7.             Payment of Awards.

(a)           Subject to Sections 8 and 9, the value of the Earned Performance Award with respect to a Performance Period will be paid as soon as practicable after the end of such Performance Period, provided the Participant is employed by the Operating Unit as of the last day of such Performance Period, and such payment, if any is earned, shall be made in the following form:  (i) 50% of the value thereof in the form of cash, and (ii) 50% of the value thereof in the form of common stock of HNI Corporation as Bonus Stock or deferred shares, as elected by the Participant, and as granted by the Board under the 1995 Stock-Based Compensation Plan.  All Earned Performance Awards that are paid in cash will be paid in U.S. dollars.  The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws.  In the case of a Participant who is a 162(m) Employee, the Committee shall certify the extent to which the Participant has satisfied each of his or her Performance Measure.  (As amended January 1, 2004.)

(b)           All Earned Performance Awards paid to the Chief Executive Officer and Chief Financial Officer of the Company under this Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.  Notwithstanding anything in the Plan to the contrary, the Board, may reduce the amount of, or completely eliminate, an Earned Performance Award otherwise payable to a Participant for a Performance Period if the Board determines that due to the Participant’s performance or behavior during or immediately following such Performance Period the Participant should not be entitled to the Earned Performance Award.

8.             Termination of Employment.

(a)           If a Participant terminates employment with the Company and its Subsidiaries due to death, Disability, or Retirement occurring before the date that a Earned Performance Award for a Performance Period is paid, the Participant’s Earned Performance Award, if any, will be payable as soon as practicable after the end of such Performance Period, and the value of such Award shall be equal to a value, determined using the Performance Measure as of the end of the Performance Period, equal to the product of (i) the number of the Target Performance Award, multiplied by (ii) a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in such Performance Period.

(b)           Except as provided in Section 9, if a Participant’s employment with the Company and its Subsidiaries terminates before the date and Earned Performance Award is paid for any reason other than death, Disability or Retirement the Participant will not be entitled to any payment or award under this Performance Plan unless otherwise determined by the Board.

9.             Change in Control of the Company.

(a)           In connection with a Change in Control of the Company, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the Change in Control, and each Participant’s Target Performance Award will become payable without proration prior to such date.

(b)           A “Change in Control of the Company” shall mean:

i) the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this paragraph; or

ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.          Sale of Operating Unit.  Except as provided in paragraph 9, in the event of the sale of substantially all of the stock or assets of an Operating Unit, with respect to each Participant employed by such Operating Unit on the date of such sale, the value of each Award shall be determined as of the date of such sale by the Board based on the percentage of the Performance Measure completed as to the date of sale, the number of months of the Performance Period completed at the time of sale, the actual purchase price of the Operating Unit and such other factors as the Board deems relevant in light of the circumstances of the sale.

11.          Transfers and Changes in Responsibilities.

(a)           If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in this Performance Plan, the Company may, as determined by the Board, either (i) continue the Participant’s participation in this Performance Plan and, establish a new Target Performance Award and Performance Measure for the Participant with respect to his or her new position, or (ii) terminate the Participant’s participation in this Performance Plan and, as of the date of such change or transfer, prorate the Participant’s Target Performance Award on the basis of the ratio of the number of months of the Participant’s participation during the Performance Period to which such Target Performance Award relates to the aggregate number of months in such Performance Period.

(b)           If in the event of such a change or transfer the Participant’s participation in this Performance Plan in is not terminated pursuant to Section 11(a)(ii), then the Participant’s Earned Performance Award will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period.

12.          Security of Payment of Benefits.  Unless otherwise determined by the Board, all Earned Performance Awards will be paid from the Company’s general assets, and nothing contained in this Performance Plan will require the Company to set aside or hold in trust any funds for the benefit of any Participant, who will have the status of a general unsecured creditor of the Company.

13.          Administration of the Plan.

(a)           This Performance Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Performance Plan to the Committee. Notwithstanding the forgoing, in the case of any 162(m) Employees, the Committee shall sole and exclusive authority to (i) establish the Performance Measures for all 162(m) Employees, (ii) determine and certify the achievement of the Performance Measures for all 162(m) Employees, and (iii) making any other discretionary decision affecting 162(m) Employees under the Plan.

(b)           The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Performance Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Performance Plan.  All such actions will be in the sole discretion of the Board and, when taken, will be final, conclusive, and binding.  Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Performance Plan or of any agreement, notification, or document evidencing the grant of benefits payable to Participants and any determination by the Board in its sole discretion pursuant to any provision of this Performance Plan or any provision of such agreement, notification, or document will be final and conclusive.

(c)           The existence of this Performance Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any annual or long-term incentive or other right or benefit, whether or not authorized by this Performance Plan, subject only to limitations imposed by other benefit plans of the Company and by applicable law.

14.          Miscellaneous.

(a)           This Performance Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

(b)           Except as otherwise provided in this Performance Plan, no right or benefit under this Performance Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void.  No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

(c)           This Performance Plan may be amended or terminated from time to time by the Board.  In the event this Performance Plan is terminated before the last day of a Performance Period, the Earned Performance Award otherwise payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if this Performance Plan had not been terminated.

(d)           If any provision in this Performance Plan is held to be invalid or unenforceable, no other provision of this Performance Plan will be affected thereby.

(e)           This Performance Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Iowa, without giving effect to the principles of conflict of laws thereof.

15.          Effective Date.  The amendment and restatement of this Performance Plan set forth herein will become effective as of January 1, 2004.

Proxy — HNI Corporation

Common Stock Proxy Solicited by Board of Directors for Annual Meeting of Shareholders on May 3, 2005

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 18, 2005, and appoints Stan A. Askren and Jeffrey D. Lorenger, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HNI Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of HNI Corporation to be held at Muscatine, Iowa, on May 3, 2005, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the proposed matters or otherwise in their discretion.

This card also provides voting instructions for shares of common stock, if any, held for the account of the undersigned by Fidelity Management Trust Company as Trustee of the HNI Corporation Profit Sharing Retirement Plan or by American Express Trust Company as Trustee of the Hearth & Home Technologies Inc. Retirement Plan. You may instruct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on reverse side.)

To Our Shareholders:

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

This year we will provide our annual reports, notices to shareholders of annual meetings and proxy statements over the Internet for those shareholders who consented last year. If you wish to give your consent to access these documents over the Internet in the future, please check the box in the CONSENT section on the reverse side of this proxy card. We will advise you when these documents become available on the Internet. Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP HNI CORPORATION REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

000000 0000000000 0 0000
HNI Corporation
000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4
ADD 5	Holder Account Number
ADD 6	C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

This proxy, when properly executed, will be voted as specifically directed herein. If no directions are given, this proxy will be voted FOR all Proposals listed.

A  Election of Directors for Three-Year Term

1.             The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Miguel M. Calado			03 - Larry B. Porcellato

02 - Cheryl A. Francis			04 - Brian E. Stern

B  Proposals

2.             The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain	Consent
Re-approval of the performance measures under the HNI Corporation Executive Bonus Plan.

Unless contrary notice is given to the Corporation, I consent to access all future notices of annual meetings, proxy statements and annual reports issued by the Corporation over the Internet (see back for more details).

3.             The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Approval of the HNI Corporation Long-Term Performance Plan.

C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as your name or names appear hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X     HHH     P P P P    001792